Exhibit T3C3

DATED [●] 2017

Madison Pacific Trust Limited

as Senior Agent

Madison Pacific Trust Limited

as Senior Security Agent

The BANK OF NEW YORK MELLON

as bond trustee

the personS named herein as The Senior LenderS

energy resources llc

as the COMPANY

mongoliaN mining corporation (In Provisional Liquidation)

As the Parent

Simon Conway and Christopher So Man Chun

As Joint Provisional Liquidators of The Parent

mongolian coal corporation limited

Mongolian Coal Corporation S.À R.L.

ENERGY RESOURCES CORPORATION LLC

ENERGY RESOURCES RAIL LLC

[Gobi Road LLC]

TAVAN TOLGOI AIRPORT LLC

UNITED POWER LLC

ENRESTECHNOLOGY LLC

UKHAA KHUDAG WATER SUPPLY LLC

as ORIGINAL debtors

Madison Pacific Trust Limited

acting as Shared Security Agent

_____________________________________________

INTERCREDITOR AGREEMENT

_____________________________________________

Contents
Clause	Page

1. Definitions and Interpretation	2
2. Ranking and Priority	22
3. Senior Finance Parties and Senior Debt Liabilities	23
4. Bond Trustee and Bond Liabilities	27
5. Intra-Group Lenders and Intra-Group Liabilities	31
6. Acceleration Event and Change of Control	34
7. Effect of Insolvency Event	34
8. Set-Off	36
9. UHG Stockpile Adjustment Ratio	36
10. Turnover of Receipts	40
11. Redistribution	43
12. Enforcement of Shared Transaction Security	44
13. Limitation in respect of Guarantors	45
14. Non-Distressed Disposals	46
15. Distressed Disposals and Appropriation	48
16. Non-Cash Recoveries	53
17. Further Assurance – Disposals and Releases	56
18. Application of Proceeds	56
19. The Shared Security Agent	60
20. Change of Shared Security Agent and Delegation	68
21. Changes to the Parties	70
22. Costs and Expenses	74
23. Indemnities	75
24. Information	76
25. Notices	77
26. Preservation	79
27. Consents, Amendments and Override	81
28. The Joint Provisional Liquidators	82
29. Contractual Recognition of Bail-In	83
30. Counterparts	83
31. Governing Law	83
32. Enforcement	83

THIS AGREEMENT is dated [●] 2017 and made between:

(1)	MADISON PACIFIC TRUST LIMITED as Senior Agent;

(2)	MADISON PACIFIC TRUST LIMITED as Senior Security Agent;

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Senior Lenders) (the "Senior Lenders");

(4)	THE BANK OF NEW YORK MELLON as Bond Trustee;

(5)	ENERGY RESOURCES LLC, a company incorporated in Mongolia with registration number 2887746 (the "Company" or "ER") as issuer of the Bonds and borrower under the Senior Facility Agreement;

(6)	MONGOLIAN MINING CORPORATION (IN PROVISIONAL LIQUIDATION), an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 240791 and registered in Hong Kong under Part XI of the Companies Ordinance with company number F0017770 and with its registered address situated at PwC Corporate Finance and Recovery (Cayman) Limited, PO Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands (the "Parent");

(7)	MONGOLIAN COAL CORPORATION LIMITED, a company incorporated in Hong Kong with limited liability with company registration number 1467992 ("MCCL");

(8)	MONGOLIAN COAL CORPORATION S.À R.L., a Luxembourg société à responsabilité limitée (private limited liability company), having its registered office at 18-20, rue Gabriel Lippmann, L-5365 Luxembourg, Grand-duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B154474 ("MCCSÀRL");

(9)	ENERGY RESOURCES CORPORATION LLC, a company incorporated in Mongolia with registration number 5400961 ("ERC");

(10)	ENERGY RESOURCES RAIL LLC, a company incorporated in Mongolia with registration number 5241111 ("ERL");

(11)	[GOBI ROAD LLC, a company incorporated in Mongolia with registration number 5366062 ("Gobi Road");]1

(12)	TAVAN TOLGOI AIRPORT LLC, a company incorporated in Mongolia with registration number 3614476 ("TTA");

(13)	UNITED POWER LLC, a company incorporated in Mongolia with registration number 3614077 ("United Power");

_________________________

[1]	Note: Gobi Road LLC is currently in the process of being merged into the Company and may not exist as a corporate entity at the date of this Agreement. As a result of the merger, all the assets and liabilities of Gobi Road LLC, if any, shall become assets and liabilities of the Company.

(14)	ENRESTECHNOLOGY LLC, a company incorporated in Mongolia with registration number 3614107 ("Enrestechnology");

(15)	UKHAA KHUDAG WATER SUPPLY LLC, a company incorporated in Mongolia with registration number 3614085 ("UKWS", and together with the Company, the Parent, MCCL, MCCSÀRL, ERC, ERL, [Gobi Road,] TTA, United Power and Enrestechnology, the "Original Debtors");

(16)	SIMON CONWAY of PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands and CHRISTOPHER SO MAN CHUN of PricewaterhouseCoopers Ltd. (Hong Kong), 22/F Prince's Building, Central, Hong Kong in their capacities as the joint provisional liquidators of the Parent, who act without personal liability, together with any additional or successor person or persons who take or hold office as joint provisional liquidators of the Parent (the "Joint Provisional Liquidators"); and

(17)	MADISON PACIFIC TRUST LIMITED as shared security agent for the Secured Parties (the "Shared Security Agent").

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

"Acceleration Event" means the occurrence of a Senior Acceleration Event or a Bond Acceleration Event.

"Accession Date" has the meaning given to that term in paragraph (b) of Clause 21.5 (New Intra-Group Lender).

"Additional Offtakes" means "Additional Offtakes" under and as defined in the Senior Facility Agreement.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Agent" means:

(a)	in relation to the Senior Lenders, the Senior Agent; and

(b)	in relation to the Bondholders, the Bond Trustee.

"Appropriation" means the appropriation (or similar process) of the shares in the capital of a member of the Group (other than the Parent) by the Shared Security Agent (or any Receiver or Delegate) which is effected (to the extent permitted under the relevant Shared Security Document and applicable law) by enforcement of the Shared Transaction Security.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

[2]	Include this paragraph in the relevant Debtor Accession Deed if the Acceding Debtor is also to accede as an Intra-Group Lender to the Intercreditor Agreement.

"Bail-In Legislation" means, in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

"Bonds" means the guaranteed senior notes due 2022 to be issued by the Company on or about the date of this Agreement, whether issued initially or after the date of this Agreement as notes of the same series (including any PIK notes issued with respect to capitalised interest).

"Bondholders" means the holders of the Bonds from time to time.

"Bond Acceleration Event" means:

(a)	the Bond Trustee (or the requisite Bondholders under the Bond Indenture) exercising any of its (or their) rights to accelerate the Bond Liabilities under section 7.02(a) of the Bond Indenture; or

(b)	any acceleration provisions being automatically invoked under section 7.02(b) of the Bond Indenture.

"Bond Commitment" means, in respect of a Bondholder, the aggregate outstanding principal amount of the Bonds held by that Bondholder (including any PIK notes issued with respect to capitalised interest).

"Bond Documents" means the Bonds, the Bond Indenture, the Bond Guarantees (whether contained in the Bond Indenture or otherwise), this Agreement, the Shared Security Documents and any other documents designated as such by the Company and the Bond Trustee.

"Bond Event of Default" means an "Event of Default" under, and as defined in, the Bond Indenture.

"Bond Guarantees" means any guarantee of the obligations of the Company under the Bond Indenture and the Bonds by the Parent Guarantor (as defined in the Bond Indenture) or any Subsidiary Guarantor (as defined in the Bond Indenture).

"Bond Indenture" means the indenture with respect to the Bonds made by, among others, the Company, the Original Debtors and the Bond Trustee dated on or about the date of this Agreement.

"Bond Liabilities" means the Liabilities owed by the Debtors to the Bond Parties under the Bond Documents.

"Bond Liabilities Discharge Date" means the first date on which all Bond Liabilities have been fully and finally discharged whether or not as a result of enforcement.

"Bond Parties" means the Bond Trustee and the Bondholders.

"Bond Trustee" means The Bank of New York Mellon or any successor appointed under the Bond Indenture.

"Borrowing Liabilities" means, in relation to a Debtor, the liabilities and obligations (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor (other than to an Agent) or a Debtor in respect of Liabilities arising under the Debt Documents (whether incurred solely or jointly and including, without limitation, liabilities and obligations as a borrower under the Senior Finance Documents and liabilities and obligations as issuer under the Bond Documents.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Ulaanbaatar, London, Hong Kong, New York and Singapore.

"Cash Proceeds" means:

(a)	proceeds of the Security Property which are in the form of cash; and

(b)	any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of the Security Property which are in the form of Non-Cash Consideration.

"Cash Sweep Premium" means "Cash Sweep Premium" as defined in the original form of the Bond Indenture.

"Change of Control Offer" means "Change of Control Offer" as defined in the original form of the Bond Indenture.

"Charged Property" means all of the assets which from time to time are, or are expressed to be, the subject of the Shared Transaction Security.

"Coal Collateral" means the "Coal Collateral" under and as defined in the Senior Facility Agreement.

"Coal Collateral Pledge Agreement" means the "Coal Collateral Pledge Agreement" under and as defined in the Senior Facility Agreement.

"Collection Account" means "Collection Account" under and as defined in the Senior Facility Agreement.

"Collection Account Charge" means the "Collection Account Charge" under and as defined in the Senior Facility Agreement.

"Common Currency" means US Dollars.

"Common Currency Amount" means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Shared Security Agent's Spot Rate of Exchange on the Business Day prior to the relevant calculation.

"Competitive Sales Process" means:

(a)	any auction or other competitive sales process conducted with the advice of a Financial Adviser appointed by, or approved by, the Shared Security Agent pursuant to Clause 15.6 (Appointment of Financial Adviser); and

(b)	any enforcement of the Shared Transaction Security carried out by way of auction or other competitive sales process pursuant to requirements of applicable law.

"Creditor/Agent Accession Undertaking" means:

(a)	an undertaking substantially in the form set out in Schedule 2 (Form of Creditor/Agent Accession Undertaking);

(b)	a Transfer Certificate or an Assignment Agreement (each as defined in the Senior Facility Agreement) provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 2 (Form of Creditor/Agent Accession Undertaking;

(c)	an Increase Confirmation (as defined in the Senior Facility Agreement) provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 2 (Form of Creditor/Agent Accession Undertaking); or

(d)	in the case of an acceding Debtor which is expressed to accede as an Intra-Group Lender in the relevant Debtor Accession Deed, that Debtor Accession Deed.

"Creditors" means the Primary Creditors and the Intra-Group Lenders.

"Credit Participations" means, in relation to a Primary Creditor, the aggregate of:

(a)	its aggregate Senior Commitments, if any; and

(b)	its aggregate Bond Commitments, if any.

"Debt Disposal" means any disposal of any Liabilities or Debtors' Intra-Group Receivables pursuant to paragraphs (d) or (e) of Clause 15.1 (Facilitation of Distressed Disposals and Appropriation).

"Debt Document" means each of this Agreement, the Senior Finance Documents, the Bond Documents, the Shared Security Documents, any agreement evidencing the terms of the Intra-Group Liabilities and any other document designated as such by the Shared Security Agent, the Bond Trustee, the Senior Agent and the Company.

"Debtor" means each of the Original Debtors and any person which becomes a Party as a Debtor in accordance with the terms of Clause 21 (Changes to the Parties).

"Debtor Accession Deed" means:

(a)	a deed substantially in the form set out in Schedule 3 (Form of Debtor Accession Deed); or

(b)	in the case of a member of the Group which is acceding as a borrower, issuer or guarantor under any Primary Document, an accession document in the form required by the relevant Primary Document provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 3 (Form of Debtor Accession Deed).

"Debtors' Intra-Group Receivables" means, in relation to a member of the Group, any liabilities and obligations owed to any Debtor (whether actual or contingent and whether incurred solely or jointly) by that member of the Group.

"Debtor Resignation Request" means a notice substantially in the form set out in Schedule 4 (Form of Debtor Resignation Request).

"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Debt Documents or any combination of any of the foregoing) be an Event of Default.

"Delegate" means any delegate, agent, attorney, nominee or co-trustee appointed by the Shared Security Agent.

"Deposit Covenant" means "Deposit Covenant" under and as defined in the Senior Facility Agreement.

"Distress Event" means any of:

(a)	an Acceleration Event; or

(b)	the enforcement of any Shared Transaction Security.

"Distressed Disposal" means a disposal of any Charged Property which is:

(a)	being effected at the request of the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security) in circumstances where the Shared Transaction Security has become enforceable;

(b)	being effected by enforcement of the Shared Transaction Security (including the disposal of any Charged Property of a member of the Group, the shares in which have been subject to an Appropriation); or

(c)	being effected, after the occurrence of a Distress Event, by a Debtor to a person or persons which is, or are, not a member, or members, of the Group.

"DSRA" has the meaning given to such term in the Bond Indenture.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Enforcement Action" means:

(a)	in relation to any Liabilities:

(i)	the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Primary Creditor to perform its obligations under, or of any automatic acceleration or voluntary or mandatory prepayment arising under, the relevant Debt Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

(iii)	the making of a demand in relation to a Liability that is payable on demand;

(iv)	the making of any demand against any Debtor in relation to any Guarantee Liabilities of that Debtor;

(v)	the exercise of any right to require any Debtor to acquire any Liabilities (including exercising any put or call option against any Debtor for the redemption or purchase of any Liabilities (it being understood that open market purchases, debt buybacks, voluntary prepayments, tender or exchange offers, asset sale offers or change of control offers or equivalent arrangements by any Debtor of any Liabilities not prohibited under the Primary Documents shall not constitute the exercise of a right to require any such Debtor to acquire any Liabilities));

(vi)	the exercise of any right of set-off, account combination or payment netting against any Debtor in respect of any Liabilities other than the exercise of any such right which is not prohibited under the Primary Documents and gives effect to a Permitted Payment;

(vii)	the suing for, commencing or joining of any legal or arbitration proceedings against any Debtor to recover any Liabilities; and

(viii)	other than in respect of any Intra-Group Liabilities, any other action permitted by law and not prohibited by the Primary Documents governing those Liabilities;

(b)	the taking of any steps to enforce, or require enforcement of, any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(c)	the entering into of any composition, compromise, assignment or similar arrangement with any Debtor which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than (i) any action permitted under Clause 21 (Changes to the Parties), (ii) any consensual amendment to, or waiver of, any Debt Document agreed between any member of the Group and the requisite Creditors under the relevant Debt Document where that amendment or waiver does not constitute a Default under any Primary Document which is not the subject of that amendment or waiver or (iii) any such action constituting a Liabilities Acquisition in respect of Intra-Group Liabilities which is permitted under Clause 5.4 (Acquisition of Intra-Group Liabilities)) provided that open market purchases, debt buybacks, voluntary prepayments, tender or exchange offers or equivalent arrangements by any Debtor of any Liabilities not prohibited under the Primary Documents shall not constitute the entering into of any composition, compromise, assignment or similar arrangement; or

(d)	the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Debtor which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such Debtor's assets or any suspension of payments or moratorium of any indebtedness of any such Debtor, or any analogous procedure or step in any jurisdiction, except in any such case any solvent liquidation, winding up, dissolution or reorganisation of any Debtor to the extent not constituting a Default under the Primary Documents, except that it shall not constitute Enforcement Action if the taking of any action falling within paragraphs (a)(vii) or (d) above is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods.

"Enforcement Majority Creditors" means, at any time, those Primary Creditors whose Credit Participations at the time aggregate more than 33⅓ per cent. of the total Credit Participations at that time as reported to the Shared Security Agent by each of the relevant Agents in accordance with Clause 19.3 (Calculation of majorities).

"ER Coking Coal Contracts" means the "ER Coking Coal Contracts" under and as defined in the Senior Facility Agreement.

"ER Excess Cash" means "ER Excess Cash" as defined in the original form of the Bond Indenture.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Event of Default" means a Senior Event of Default or a Bond Event of Default.

"Expansion Trigger Event" means "Expansion Trigger Event" as defined in the original form of the Bond Indenture.

"Fairness Opinion" means, in respect of a Distressed Disposal or a Liabilities Sale, an opinion of a Financial Adviser that the proceeds received or recovered in connection with that Distressed Disposal or Liabilities Sale are fair from a financial point of view taking into account all relevant circumstances, including, without limitation, the method of enforcement or disposal.

"Fee Letter" means the fee letter dated on or about the date of this Agreement entered into between the Senior Agent, the Senior Security Agent, the Shared Security Agent and the Company.

"Final Discharge Date" means the occurrence of the Senior Discharge Date and the Bond Liabilities Discharge Date, whichever is the latest.

"Financial Adviser" means any:

(a)	independent internationally recognised investment bank;

(b)	independent internationally recognised accountancy firm; or

(c)	other independent internationally recognised professional services firm which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes.

"Group" means the Parent and its Restricted Subsidiaries from time to time.

"Guarantee Liabilities" means, in relation to a Debtor, the liabilities under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor (other than to an Agent) or Debtor as or as a result of its being a guarantor or surety (including, without limitation, liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Senior Finance Documents and the Bond Documents).

"Guarantee Limitations" means the principle that no Security, guarantee, indemnity or other assurance against loss from any member of the Group in respect of any of the Liabilities shall be required if it could reasonably be expected to give rise to or result in any conflict with or violation of applicable law (or risk of personal or criminal liability for the officers, directors, managers or shareholders of any member of the Group).

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.

"Indebtedness" has the meaning given to such term in the Bond Indenture.

"Insolvency Event" means, in relation to any Debtor (unless otherwise specified herein):

(a)	an involuntary case or other proceeding is commenced against such Debtor with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Debtor or for any substantial part of the property and assets of such Debtor and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against such Debtor under any applicable bankruptcy, insolvency or other similar law as now or hereafter in effect; or

(b)	such Debtor (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Debtor, or for all or substantially all of the property and assets of such Debtor, or (iii) effects any general assignment for the benefit of creditors; or

(c)	in respect of any Debtor incorporated under the laws of Luxembourg (a "Luxembourg Debtor") and without prejudice to the generality of paragraphs (a) and (b) above, such Luxembourg Debtor is, or is deemed to be, in a state of cessation of payments (cessation des paiements) and has lost its commercial creditworthiness (ébranlement de credit) or any of the following events occurs in respect of the Luxembourg Debtor: bankruptcy (faillite), insolvency, voluntary dissolution or liquidation (dissolution ou liquidation volontaire), court ordered liquidation (liquidation volontaire ou judiciaire) or reorganisation, arrangement with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar law affecting the rights of creditors generally or the appointment of a commissaire, juge-commissaire, curateur, liquidateur or similar person.

"Intercreditor Amendment" means any amendment or waiver which is subject to Clause 27 (Consents, Amendments and Override).

"Intra-Group Lending" means any loan, credit or other Indebtedness made available by any Intra-Group Lender to a Debtor.

"Intra-Group Lenders" means each member of the Group which has made a loan available to, granted credit to or made any other Indebtedness available to any Debtor and which is named on the signing pages as an Intra-Group Lender or which becomes a Party as an Intra-Group Lender in accordance with the terms of Clause 21.5 ( New Intra-Group Lender).

"Intra-Group Liabilities" means the Liabilities owed by any Debtor to any of the Intra-Group Lenders.

"Liabilities" means all present and future liabilities and obligations at any time of any Debtor to any Creditor under the Debt Documents or under any other Intra-Group Lending, both actual and contingent and whether incurred solely or jointly or in any other capacity (and including but without limitation interest and fees that accrue after the commencement by or against any Debtor of an Insolvency Event naming such person as the debtor in such proceedings regardless of whether such interest and fees are allowed claims in such proceedings) together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)	any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any Debtor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

"Liabilities Acquisition" means, in relation to a person and to any Liabilities, a transaction where that person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights in respect of those Liabilities.

"Liabilities Sale" means a Debt Disposal pursuant to paragraph (e) of Clause 15.1 (Facilitation of Distressed Disposals and Appropriation).

“Majority Bondholders” means, at any time, those Bondholders whose Bond Commitments at the time aggregate more than 50 per cent. of the total Bond Commitments at that time as reported to the Shared Security Agent by the Bond Trustee in accordance with Clause 19.3 (Calculation of majorities).

"Majority Creditors" means, at any time, those Primary Creditors whose Credit Participations at the time aggregate more than 50 per cent. of the total Credit Participations at the time as reported to the Shared Security Agent by each of the relevant Agents in accordance with Clause 19.3 (Calculation of majorities).

"Majority Senior Lenders" means, at any time, those Senior Lenders whose Senior Commitments at the time aggregate more than 66⅔ per cent of the total Senior Commitments at that time as reported to the Shared Security Agent by the Senior Agent in accordance with Clause 19.3 (Calculation of majorities) (or, if the Senior Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Senior Commitments immediately prior to that reduction).

"Non-Cash Consideration" means consideration in a form other than cash.

"Non-Cash Recoveries" means:

(a)	any proceeds of a Distressed Disposal or a Debt Disposal; or

(b)	any amount distributed to the Shared Security Agent pursuant to Clause 10.1 (Turnover by the Creditors),

which are, or is, in the form of Non-Cash Consideration.

"Non-Distressed Disposal" has the meaning given to that term in Clause 12 (Enforcement of Shared Transaction Security).

"Non-Shared Proceeds" means:

(a)	any proceeds of enforcement of any Security (other than Shared Transaction Security) and any proceeds of claims of guarantee, indemnity or other assurances in respect of Liabilities which are not proceeds of enforcement of any Shared Assurance;

(b)	prior to the occurrence of a Bond Acceleration Event, any proceeds received or recovered by the Primary Creditors under or in connection with the Primary Documents provided that such proceeds do not constitute proceeds of enforcement of any Shared Transaction Security or any Shared Assurance (unless such proceeds are received in accordance with Clause 18 (Application of Proceeds));

(c)	any proceeds of payment by any Debtor (or directly by the payer in respect of the amount payable to that Debtor) to the Senior Finance Parties of any and all amounts received or receivable by such Debtor under or pursuant to the ER Coking Coal Contracts where the rights, title and interest of such Debtor to any such amount have been assigned by way of security in favour of the Senior Security Agent for the benefit of itself and the other Senior Finance Parties only, including, but not limited to, any amount paid or to be paid by any person pursuant to any letter of credit issued by such person in favour of such Debtor pursuant to the terms of the ER Coking Coal Contracts, provided that such payments do not constitute the proceeds of enforcement of any Shared Transaction Security or any Shared Assurance; and

(d)	any proceeds from any payment made under or pursuant to an insurance policy (whether or not the Senior Finance Parties have taken Security over that insurance policy) relating to Coal Collateral where the rights, title and interest of a Debtor in that Coal Collateral and in such proceeds have been pledged in favour of the Senior Security Agent for the benefit of itself and the other Senior Finance Parties only, provided that such payments do not constitute the proceeds of enforcement of any Shared Transaction Security or any Shared Assurance.

"Non-Shared Security" means:

(a)	in respect of the Senior Debt Liabilities, the Security created or expressed to be created by any member of the Group in favour of the Senior Security Agent for the benefit of the Senior Finance Parties pursuant to the Non-Shared Security Documents (provided that such Security is permitted under the Bond Indenture); and

(b)	in respect of the Bond Liabilities, the Security (if any) created or expressed to be created by any member of the Group for the benefit of the Bond Parties other than any Shared Transaction Security (provided that such Security is permitted under the Senior Facility Agreement).

"Non-Shared Security Documents" means:

(a)	the Collection Account Charge;

(b)	the Coal Collateral Pledge Agreement;

(c)	each Offtake Assignment Agreement; and

(d)	each notice of assignment in respect of each ER Coking Coal Contract,

together with any other document entered into in favour of the Senior Security Agent for the benefit of the Senior Finance Parties by any Debtor creating or expressed to create any Security over all or any part of its assets in respect of the Senior Debt Liabilities only (provided that such Security is permitted under the Bond Documents).

"Offtake Assignment Agreement" means an "ER Assignment Agreement" under and as defined in the Senior Facility Agreement.

"Offtake Covenant" means "Offtake Covenant" under and as defined in the Senior Facility Agreement.

"Optional Redemption" means a redemption of the Bonds (in whole or in part) at the Company’s option in accordance with section 3.02 of the Bond Indenture.

"Party" means a party to this Agreement.

"Payment" means, in respect of any Liabilities, a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities.

"Permitted Payments" means:

(a)	in respect of the Senior Debt Liabilities, the Payments permitted by Clause 3.1 ( Payment of Senior Debt Liabilities);

(b)	in respect of the Bond Liabilities, the Payments permitted by Clause 4.2 (Permitted Payments: Bond Liabilities); and

(c)	in respect of the Intra-Group Liabilities, the Payments permitted by Clause 5.2 (Permitted Payments: Intra-Group Liabilities).

"Permitted Senior Event of Default" means a Senior Event of Default under any of the following clauses of the Senior Facility Agreement:

(a)	clause 24.1 (Non-payment);

(b)	clause 24.2 (Cross acceleration);

(c)	clause 24.3 (Change of Control);

(d)	clause 24.4 (Deposit Covenant); or

(e)	clause 24.5 (Offtake Covenant).

"Primary Documents" means the Senior Finance Documents and the Bond Documents.

"Primary Creditors" means the Senior Finance Parties and the Bond Parties.

"Property" of a member of the Group or of a Debtor means:

(a)	any asset of that member of the Group or of that Debtor;

(b)	any Subsidiary of that member of the Group or of that Debtor; and

(c)	any asset of any such Subsidiary.

"Qualifying Intra-Group Loan" has the meaning given to that term in paragraph (b) of Clause 21.5 (New Intra-Group Lender).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

"Recoveries" has the meaning given to that term in Clause 18.1 (Order of application).

"Relevant Liabilities" means:

(a)	in the case of a Creditor:

(i)	the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor; and

(ii)	all present and future liabilities and obligations, actual and contingent, of the Debtors to the Shared Security Agent; and

(b)	in the case of a Debtor, the Liabilities owed to the Creditors and all present and future liabilities and obligations, actual and contingent, of the Debtors to the Shared Security Agent.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Restricted Subsidiary" means a Subsidiary of the Parent other than an Unrestricted Subsidiary.

"Retiring Shared Security Agent" has the meaning given to that term in Clause 20 (Change of Shared Security Agent and Delegation).

"Secured Obligations" means all the Liabilities at any time due, owing or incurred by any Debtor to any Secured Party under the Debt Documents.

"Secured Parties" means the Shared Security Agent, any Receiver or Delegate and each of the Primary Creditors from time to time but, in the case of each Primary Creditor (other than the Bondholders), only if it is a party to this Agreement or has acceded to this Agreement, in the appropriate capacity, pursuant to Clause 21.6 (Creditor/Agent Accession Undertaking).

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Property" means:

(a)	the Shared Transaction Security and all proceeds of that Shared Transaction Security;

(b)	all obligations expressed to be undertaken by a Debtor to pay amounts in respect of the Liabilities to the Shared Security Agent as trustee for the Secured Parties and secured by the Shared Transaction Security together with all representations and warranties expressed to be given by a Debtor in favour of the Shared Security Agent as trustee for the Secured Parties;

(c)	the Shared Security Agent's interest in any trust fund created pursuant to Clause 10 (Turnover of Receipts) (other than, for the avoidance of doubt, any trust fund created pursuant to Clause 10.2 (Turnover by the Senior Finance Parties)); and

(d)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Shared Security Agent is required by the terms of the Debt Documents to hold as trustee on trust for the Secured Parties.

"Senior Acceleration Event" means:

(a)	the Senior Agent exercising any of its rights to accelerate the Senior Debt Liabilities in accordance with paragraphs (a) or (b) of clause 24.7 (Acceleration) of the Senior Facility Agreement or, having placed any amount on demand pursuant to any of those paragraphs, demand is made under such paragraph; or

(b)	any acceleration provisions being automatically invoked pursuant to paragraph (d) of clause 24.7 (Acceleration) of the Senior Facility Agreement.

"Senior Agent" means the "Agent" under and as defined in the Senior Facility Agreement, acting on behalf of the Senior Finance Parties.

"Senior Commitment" means the aggregate amount of:

(a)	a "Commitment" under and as defined in the Senior Facility Agreement; and

(b)	any accrued but unpaid capitalised interest under the Senior Facility Agreement.

"Senior Debt Liabilities" means all Liabilities owed by each Debtor to any Senior Finance Party under or in connection with the Senior Finance Documents.

"Senior Discharge Date" means the first date on which all Senior Debt Liabilities have been fully and finally discharged to the satisfaction of the Senior Agent, whether or not as the result of an enforcement, and the Senior Lenders are under no further obligation to provide financial accommodation to any Debtor under the Senior Finance Documents.

"Senior Event of Default" means an "Event of Default" under, and as defined in, the Senior Facility Agreement.

"Senior Facility Agreement" means the senior facility agreement made between, among others, the Company, the Original Debtors, the Original Senior Lenders, the Senior Agent, and the Senior Security Agent on or about the date of this Agreement.

"Senior Finance Documents" means the "Finance Documents" under and as defined in the Senior Facility Agreement including but not limited to the Senior Facility Agreement, this Agreement, the Non-Shared Security Documents and the Shared Security Documents.

"Senior Finance Parties" means each of the Senior Agent, the Senior Lenders and the Senior Security Agent.

"Senior Lenders" means the "Lenders" under and as defined in the Senior Facility Agreement, being as at the date of this Agreement the Original Senior Lenders.

"Senior Secured Facility" has the meaning given to the term "Facility" in the Senior Facility Agreement.

"Senior Security Agent" means the "Security Agent" under and as defined in the Senior Facility Agreement as security agent and trustee for the Senior Finance Parties.

"Shared Assurance" means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities granted by the Debtors from time to time, the benefit of which (however conferred) is, to the extent legally possible and subject to the Guarantee Limitations, given to all the Primary Creditors in respect of their Liabilities under the relevant Debt Documents (including where the Primary Creditors have, to the extent legally possible and subject to the Guarantee Limitations, separate but equivalent guarantees, indemnities or assurances against loss in respect of their relevant Liabilities).

"Shared Security Agent's Spot Rate of Exchange" means, in respect of the conversion of one currency (the "First Currency") into another currency (the "Second Currency") the Shared Security Agent's spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 am (London time) on a particular day.

"Shared Security Documents" means:

(a)	the immovable property pledge agreement dated on or about the date of this Agreement and granted by United Power over the 18MW power plant building in relation to the UHG Coal Mine in favour of the Shared Security Agent;

(b)	the immovable property pledge agreement dated on or about the date of this Agreement and granted by Enrestechnology over coal wash plant modules in relation to the UHG Coal Mine in favour of the Shared Security Agent;

(c)	the immovable property pledge agreement dated on or about the date of this Agreement and granted by UKWS over water facilities in relation to the UHG Coal Mine in favour of the Shared Security Agent;

(d)	the share charge dated on or about the date of this Agreement and granted by the Parent over its shares in MCCL in favour of the Shared Security Agent;

(e)	the share pledge dated on or about the date of this Agreement and granted by MCCL over its shares in MCCSÀRL in favour of the Shared Security Agent;

(f)	the share pledge dated on or about the date of this Agreement and granted by ER over its shares in Enrestechnology in favour of the Shared Security Agent;

(g)	the share pledge dated on or about the date of this Agreement and granted by ER over its shares in UKWS in favour of the Shared Security Agent;

(h)	the share pledge dated on or about the date of this Agreement and granted by ER over its shares in United Power in favour of the Shared Security Agent;

(i)	the assignment agreement dated on or about the date of this Agreement and granted by ER in respect of the DSRA in favour of the Shared Security Agent; and

(j)	any other document entered into in favour of the Shared Security Agent for the benefit of the Secured Parties (including as trustee for the Secured Parties or under a parallel debt structure) by any Debtor or any other member of the Group creating or expressed to create any Security over all or part of its assets to the extent permitted under the Debt Documents, in each case, securing the Secured Obligations.

"Shared Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Shared Security Documents.

"Subsidiary" means any person (referred to as the "first person") in respect of which another person:

(a)	holds a majority of the voting rights in that first person or has the right under the constitution of the first person to direct the overall policy of the first person or alter the terms of its constitution; or

(b)	is a member of that first person and has the right to appoint or remove a majority of its board of directors or equivalent administration, management or supervisory body; or

(c)	has the right to exercise a dominant influence (which must include the right to give directions with respect to operating and financial policies of the first person which its directors are obliged to comply with whether or not for its benefit) over the first person by virtue of provisions contained in the articles (or equivalent) of the first person or by virtue of a control contract which is in writing and is authorised by the articles (or equivalent) of the first person and is permitted by the law under which such first person is established; or

(d)	is a member of that first person and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in the first person or the rights under its constitution to direct the overall policy of the first person or alter the terms of its constitution; or

(e)	has the power to exercise, or actually exercises dominant influence or control over the first person,

and for the purposes of this definition, a person shall be treated as a member of another person if any of that person's Subsidiaries is a member of that other person or, if any shares in that other person are held by a person acting on behalf of it or any of its Subsidiaries.

"Super Majority Bondholders" means, at any time, those Bondholders whose Bond Commitments at the time aggregate more than 66⅔ per cent. of the total Bond Commitments at that time as reported to the Shared Security Agent by the Bond Trustee in accordance with Clause 19.3 (Calculation of majorities).

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Transaction Security" means the Non-Shared Security and the Shared Transaction Security.

"UHG Coal Mine" means the Ukhaa Khudag coal deposit covering an area of 2,960.23 hectares under the mining license MV-011952 and located at Ukhaa Khudag, Tsagaan ovoo bag, Tsogttsetsii sum, Umnugovi aimag, Mongolia, currently owned and operated by ER, including any supporting infrastructure in respect thereof.

"Unrestricted Subsidiary" means any Subsidiary of the Parent which constitutes an "Unrestricted Subsidiary" under, and as defined in, each of the Senior Facility Agreement and the Bond Indenture.

"US Dollars" means the lawful currency of the United States of America.

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

"Write-down and Conversion Powers" means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	any "Agent", any "Bondholder", any "Bond Party", the "Bond Trustee", the "Company", any "Creditor", any "Debtor", any "Guarantor", the "Joint Provisional Liquidators", any "Original Debtor", any "Original Senior Lender", any "Party", the "Parent", any "Primary Creditor", any "Secured Party", the "Senior Agent", any "Senior Finance Party", any "Senior Lender", the "Senior Security Agent" and the "Shared Security Agent" shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)	any "Agent", any "Bondholder", any "Bond Party", the "Bond Trustee", the "Company", any "Creditor", any "Debtor", any "Guarantor", the "Joint Provisional Liquidators", any "Original Debtor", any "Original Senior Lender", any "Party", the "Parent", any "Primary Creditor", any "Secured Party" the "Senior Agent", any "Senior Finance Party", any "Senior Lender", the "Senior Security Agent", the "Shared Security Agent", or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Shared Security Agent, any person for the time being appointed as Shared Security Agent in accordance with this Agreement;

(iii)	"assets" includes present and future properties, revenues and rights of every description;

(iv)	the "Senior Facility Agreement", the "Bond Indenture", any other "Debt Document" or any other agreement or instrument is (other than a reference to the "Senior Facility Agreement", the "Bond Indenture", any other "Debt Document" or any other agreement or instrument in "original form") a reference to the Senior Facility Agreement, the Bond Indenture, that Debt Document, or that other agreement or instrument, as amended, novated, supplemented, extended or restated and includes any increase in any facility or indebtedness, addition to, extension of or other change to any facility or indebtedness provided thereunder to the extent not prohibited by this Agreement;

(v)	"enforcing" (or any derivation) the Shared Transaction Security shall include the appointment of an administrator of a Debtor by the Shared Security Agent;

(vi)	a "group of Creditors" may, for the avoidance of doubt where the context requires, include all the Creditors and a "group of Primary Creditors" may, for the avoidance of doubt where the context requires, include all the Primary Creditors;

(vii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	the "original form" of the "Senior Facility Agreement", the "Bond Indenture", any other "Debt Document" or any other agreement or instrument is a reference to the Senior Facility Agreement, the Bond Indenture, that Debt Document or that other agreement or instrument as originally entered into;

(ix)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(x)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xi)	a provision of law is a reference to that provision as amended or re-enacted; and

(xii)	the singular includes the plural (and vice versa).

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	In respect of an Event of Default, such Event of Default is "continuing" if it is so construed under the applicable Debt Document.

(d)	References to any matter being "permitted" under this Agreement or any other Debt Document includes such matter not being prohibited under this Agreement or such other Debt Document, whereas references to any matter being "expressly permitted" under this Agreement or any other Debt Document means a requirement that this Agreement or such other Debt Document includes a specific permission for such matter.

(e)	References to any Agent acting on behalf of the Primary Creditors of which it is the Agent means such Agent acting on behalf of the Primary Creditors of which it is the Agent with the consent of the proportion of such Primary Creditors required under and in accordance with the Senior Facility Agreement or the Bond Indenture, as applicable (provided that if the Senior Facility Agreement or the Bond Indenture, as applicable, do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under the Senior Facility Agreement or the Bond Indenture, as applicable). An Agent will be entitled to seek instructions from the Primary Creditors of which it is the Agent to the extent required by the applicable Primary Documents, as the case may be, as to any action to be taken by it under this Agreement.

(f)	Notwithstanding anything to the contrary in this Agreement, where any consent, waiver, notification or other step is required or contemplated under any provision of this Agreement from or by:

(i)	the Senior Agent, any Senior Lender or the Senior Security Agent where such consent, waiver, notification or other step is required or contemplated after the Senior Discharge Date; or

(ii)	the Bond Trustee or any Bondholder where such consent, waiver, notification or other step is required or contemplated after the Bond Liabilities Discharge Date,

such consent, waiver, notification or other step will not be required.

(g)	Any requirement that any action or omission be permitted or not prohibited under:

(i)	any Senior Finance Document shall only apply before the Senior Discharge Date and to the Senior Finance Documents which are in place at the relevant time; and

(ii)	any Bond Document shall only apply before the Bond Liabilities Discharge Date and to the Bond Documents which are in place at the relevant time.

1.3	Third Party Rights

(a)	Unless expressly provided to the contrary in this Agreement, a person who is not a Party (other than the Bondholders) has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Rights Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver, Delegate or any other person described in Clause 19.10 (No proceedings) may, subject to this Clause 1.3 (Third Party Rights) and the Third Parties Rights Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.4	Luxembourg Terms

In this Agreement, a reference to:

(a)	a "receiver", "administrative receiver", "administrator" or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur;

(b)	a "winding-up", "administration" or "dissolution" includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée), court ordered liquidation (liquidation judiciaire) or reorganisation, voluntary dissolution or liquidation (dissolution ou liquidation volontaire);

(c)	a "security interest" includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of real security (sûreté réelle) or security interest or agreement or arrangement having a similar effect and any transfer of title by way of security;

(d)	a person being "unable to pay its debts" includes that person being in a state of cessation of payments (cessation de paiements);

(e)	a person being "insolvent" includes that person being in a state of cessation of payments (cessation de paiements) and having lost its creditworthiness (ébranlement de credit).

2.	Ranking and Priority

2.1	Primary Creditor Liabilities

(a)	Each of the Parties agrees that the Liabilities owed by the Debtors to the Primary Creditors shall rank pari passu and without any preference between them.

(b)	For the avoidance of doubt, paragraph (a) above shall not restrict the repayment or prepayment of any Liabilities in priority to other Liabilities where such repayment or prepayment is made, subject to Clause 3.3 (Permitted Enforcement: Senior Finance Parties) using Non-Shared Proceeds.

2.2	Shared Transaction Security

Each of the Parties agrees that the Shared Transaction Security shall rank and secure the Senior Debt Liabilities and the Bond Liabilities pari passu and without any preference between them.

2.3	Intra-Group Liabilities

(a)	Each of the Parties agrees that the Intra-Group Liabilities are postponed and subordinated to the Liabilities owed by the Debtors to the Primary Creditors.

(b)	This Agreement does not purport to rank any of the Intra-Group Liabilities as between themselves.

3.	Senior Finance Parties and Senior Debt Liabilities

The provisions of this Clause 3 shall apply until, and shall automatically terminate immediately upon, the earlier of the Senior Discharge Date and the Bond Liabilities Discharge Date.

3.1	Payment of Senior Debt Liabilities

(a)	Subject to paragraph (b) below and Clause 6 (Acceleration Event and Change of Control), the Debtors may make Payments of the Senior Debt Liabilities at any time in accordance with the terms of the Senior Finance Documents.

(b)	The Debtors shall:

(i)	prior to the earlier of a Bond Acceleration Event and a Change of Control Offer, not make any Payment of interest then due and payable under any Primary Document unless, at the time of making such Payment, the Debtors pay in full:

(A)	the amount of any interest then due and payable in respect of the Senior Debt Liabilities under the Senior Facility Agreement; and

(B)	the amount of any interest then due and payable in respect of the Bonds under the Bond Indenture,

in each case, otherwise in accordance with the terms of the relevant Primary Documents; and

(ii)	following the earlier of a Bond Acceleration Event and a Change of Control Offer, make any Payment to the Senior Finance Parties in respect of the Senior Debt Liabilities in accordance with Clause 6 (Acceleration Event and Change of Control).

3.2	Restrictions on Enforcement: Senior Finance Parties

(a)	Subject to Clause 3.3 (Permitted Enforcement: Senior Finance Parties), no Senior Finance Party shall be entitled to take any Enforcement Action in respect of any of the Senior Debt Liabilities.

(b)	Notwithstanding anything herein to the contrary, no Senior Finance Party may take any Enforcement Action directly related to the enforcement of any Shared Transaction Security without prior written instructions from the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security).

3.3	Permitted Enforcement: Senior Finance Parties

(a)	If a Permitted Senior Event of Default has occurred and is continuing, subject to and in accordance with the terms of the Senior Finance Documents, each Senior Finance Party may take any Enforcement Action which would be available to it but for Clause 3.2 (Restrictions on Enforcement: Senior Finance Parties) in order that the Senior Security Agent may take Enforcement Action in respect of the Non-Shared Security only.

(b)	If any Senior Event of Default has occurred and is continuing, subject to and in accordance with the terms of the Senior Finance Documents, each Senior Finance Party may take any Enforcement Action under paragraph (b) of the definition of "Enforcement Action" in respect of the Collection Account Charge only.

(c)	The Senior Finance Parties may take any Enforcement Action under paragraph (b) of clause 24.7 (Acceleration) of the Senior Facility Agreement if both:

(i)	a Senior Event of Default under clause 24.6 (Further Events of Default) of the Senior Facility Agreement has occurred and is continuing; and

(ii)	the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security) have given their prior written consent to the proposed Enforcement Action.

(d)	After the occurrence of an Insolvency Event in relation to any member of the Group, each Senior Finance Party may exercise any right they may otherwise have against that member of the Group to:

(i)	accelerate any of that member of the Group's Senior Debt Liabilities or declare them prematurely due and payable or payable on demand;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Senior Debt Liabilities;

(iii)	exercise any right of set-off or take or receive any Payment in respect of any Senior Debt Liabilities of that member of the Group; or

(iv)	claim and prove in any insolvency process of that member of the Group for the Senior Debt Liabilities owing to it.

3.4	Security: Senior Finance Parties

Unless the prior written consent is obtained from the Super Majority Bondholders, the Senior Finance Parties may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from (or over the assets of) any member of the Group in respect of the Senior Debt Liabilities other than:

(a)	the Shared Transaction Security or any other Security which, to the extent legally possible and subject to the Guarantee Limitations, is also offered either:

(i)	to the Shared Security Agent as trustee for the other Secured Parties in respect of their Liabilities; or

(ii)	in the case of any jurisdiction in which effective Security cannot be granted in favour of the Shared Security Agent as trustee for the other Secured Parties, either (A) to the other Secured Parties in respect of their Liabilities or (B) to the Shared Security Agent under a parallel debt structure for the benefit of the other Secured Parties, and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Shared Transaction Security);

(b)	the Non-Shared Security granted in respect of the Senior Debt Liabilities only;

(c)	any Security over Additional Offtakes in order that the Company may comply with its obligations under the Offtake Covenant;

(d)	any Security which represents the defeasance or other repayment or prepayment of Senior Debt Liabilities in each case by the deposit or payment of cash with or to the relevant Senior Finance Parties or the Senior Agent in accordance or consistent with the terms of the relevant Senior Finance Documents provided that (A) no Event of Default is continuing and (B) such defeasance, repayment, prepayment or Security is not prohibited by the Bond Documents; and

(e)	any guarantee, indemnity or other assurance against loss contained in:

(i)	the original form of Senior Facility Agreement;

(ii)	this Agreement; or

(iii)	any Shared Assurance or any other guarantee, indemnity or other assurance against loss which, to the extent legally possible and subject to the Guarantee Limitations, is also offered to the other Secured Parties in respect of their Liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.1 (Primary Creditor Liabilities).

3.5	Amendments and Waivers: Senior Finance Parties

(a)	Subject to paragraphs (b) and (c) below, the Senior Finance Parties may amend or waive the terms of the Senior Finance Documents (other than this Agreement) in accordance with their terms (and subject to any consent required under them) at any time.

(b)	The Senior Finance Parties may not amend or waive the terms of the Senior Finance Documents if the amendment or waiver is, in relation to the original form of the Senior Finance Documents:

(i)	an increase to the principal amount of the Senior Secured Facility (other than, for the avoidance of doubt, one which is contemplated by the original form of the Senior Finance Documents including any increase in the form of capitalised interest);

(ii)	an amendment to, or waiver of, the basis on which interest accrues, is calculated or is payable to the extent the effect of any such amendment or waiver is to increase the total amount of interest payable (other than, for the avoidance of doubt, any increase which is contemplated by the original form of the Senior Finance Documents or any amendment or waiver the effect of which is solely to convert cash pay interest to capitalised interest);

(iii)	an amendment to, or waiver of:

(A)	the amount or due date of any scheduled repayment of principal under the Senior Secured Facility;

(B)	the due date of any scheduled payment of interest in respect of the Senior Secured Facility; or

(C)	the earliest date on which a voluntary prepayment under the Senior Secured Facility may be made in cash as referred to in paragraph (b) of clause 7.2 (Voluntary prepayment) of the Senior Facility Agreement or any of the exceptions thereto set forth in paragraph (c) of clause 7.2 (Voluntary prepayment) of the Senior Facility Agreement, other than, in each case and for the avoidance of doubt, one which is contemplated by the original form of the Senior Finance Documents;

(iv)	any other amendment or waiver the effect of which is to make any Debtor liable to make additional or increased payment to the Senior Lenders, other than:

(A)	for the avoidance of doubt, such additional or increased payments provided for under the original form of the Senior Finance Documents; or

(B)	such an amendment or waiver which is permitted as a consequence of paragraphs (i) to (iii) above;

(v)	an amendment or waiver which would result in any Debtor being subject to materially more onerous obligations under the representations, general undertakings (including, but not limited to, clause 23.3 (Collection Account), clause 23.4 (ER Coking Coal Contracts) or clause 23.5 (Security Coverage Ratio) of the Senior Facility Agreement), any financial covenants or events of default in the Senior Facility Agreement unless the benefit of substantially equivalent obligations has been offered in favour of the Bond Parties under the Bond Documents; or

(vi)	an amendment to (but, for the avoidance of doubt, not a waiver of) the Permitted Senior Events of Default,

in each case unless the prior written consent is obtained from the Majority Bondholders.

(c)	Notwithstanding anything to the contrary in any Senior Finance Document, an amendment or waiver of any Senior Finance Document that has the effect of changing or which relates to any of the following provisions in the original form of the Senior Facility Agreement:

(i)	the definition of "Enforcement Majority Creditors" or "Majority Creditors" in clause 1.1 (Definitions);

(ii)	clause 24.6 (Further Events of Default); or

(iii)	schedule 14 (Notes Definitions), schedule 15 (Covenants) or schedule 16 (Events of Default);

may be made only with the consent of the Company and the Majority Creditors provided that:

(A)	solely in respect of paragraph (i) above, such amendment or waiver shall also require the consent of all the Senior Lenders in accordance with paragraph (a) of clause 39.2 (Exceptions) of the Senior Facility Agreement; and

(B)	the Senior Finance Parties shall take all action under the Senior Finance Documents to give effect to any amendment or waiver to any provision of schedule 14 (Notes Definitions) or schedule 15 (Covenants) of the Senior Facility Agreement (including necessary conforming changes to other provisions) where an amendment or waiver to the corresponding provision of the Bond Indenture has been approved by the requisite majorities of Bondholders thereunder and the effect of such amendment or waiver is to place the Group under less onerous obligations than those in place prior to the amendment or waiver.

3.6	DSRA

(a)	The Debtors shall not (and shall procure that no other member of the Group will), at any time prior to the Senior Discharge Date, release, remove or withdraw any amounts standing to the credit of the DSRA.

(b)	At any time prior to the Senior Discharge Date, the Company shall (and the Parent shall ensure that each member of the Group will) deposit any ER Excess Cash in the DSRA no later than fifteen (15) Business Days after the delivery to the Bond Trustee of each semi-annual financial statements pursuant to the Bond Indenture.

4.	Bond Trustee and Bond Liabilities

The provisions of this Clause 4 shall apply until, and shall automatically terminate immediately upon, the earlier of the Senior Discharge Date and the Bond Liabilities Discharge Date.

4.1	Restrictions on Payment: Bond Liabilities

The Debtors shall not and shall procure that no other member of the Group will, make any Payments of the Bond Liabilities at any time unless that Payment is permitted under Clause 4.2 (Permitted Payments: Bond Liabilities).

4.2	Permitted Payments: Bond Liabilities

Subject to Clause 6 (Acceleration Event and Change of Control), the Debtors may (and may permit any other member of the Group to):

(a)	prior to the earlier of a Bond Acceleration Event and a Change of Control Offer, make Payments to the Bond Parties in respect of the Bond Liabilities then due in accordance with the Bond Indenture if:

(i)	at the time of such Payments being made, there is no outstanding principal then due and payable under the Senior Secured Facility;

(ii)	in respect of any Payment of Bond Liabilities constituting the payment of interest on the Bonds, such Payment may only be made if, at the time of making such Payment, the Debtors pay in full:

(A)	the amount of any interest then due and payable in respect of the Senior Debt Liabilities under the Senior Secured Facility Agreement; and

(B)	the amount of any interest then due and payable in respect of the Bonds under the Bond Indenture,

in each case, otherwise in accordance with the terms of the relevant Primary Documents;

(iii)	the Payment does not constitute Cash Sweep Premium; and

(iv)	the Payment does not result from the exercise of an Optional Redemption; and

(b)	on or after the earlier of a Bond Acceleration Event and a Change of Control Offer, make Payments to the Bond Parties in respect of the Bond Liabilities in accordance with Clause 6 (Acceleration Event and Change of Control).

4.3	Enforcement: Bond Parties

(a)	Subject to paragraph (b) below, the Bond Parties may take any Enforcement Action at any time to the extent they are able to do so in accordance with the terms of the Bond Documents.

(b)	No Bond Party may take any Enforcement Action directly related to the enforcement of any Shared Transaction Security without prior written instructions from the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security).

4.4	Security: Bond Parties

Unless the prior written consent is obtained from the Majority Senior Lenders (such consent to be determined by the Shared Security Agent in accordance with Clause 19.3 (Calculation of majorities) and notified to the other Parties by the Shared Security Agent), the Bond Parties may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from (or over the assets of) any member of the Group in respect of the Bond Liabilities other than:

(a)	the Shared Transaction Security or any other Security which, to the extent legally possible and subject to the Guarantee Limitations, is also offered either:

(i)	to the Shared Security Agent as trustee for the other Secured Parties in respect of their Liabilities; or

(ii)	in the case of any jurisdiction in which effective Security cannot be granted in favour of the Shared Security Agent as trustee for the Secured Parties, either (A) to the other Secured Parties in respect of their Liabilities or (B) to the Shared Security Agent under a parallel debt structure for the benefit of the other Secured Parties, and (subject to the terms of this Agreement) ranks in the same order or priority as that contemplated in Clause 2.2 (Shared Transaction Security);

(b)	any Security which represents the defeasance or other repayment or prepayment of Bond Liabilities in each case by the deposit or payment of cash with or to the relevant Bond Parties or the Bond Trustee in accordance or consistent with the terms of the relevant Bond Documents provided that (A) no Event of Default is continuing and (B) such defeasance, repayment, prepayment or Security is not prohibited by the Senior Finance Documents; and

(c)	any guarantee, indemnity or other assurance against loss contained in:

(i)	the original form of Bond Indenture;

(ii)	this Agreement; or

(iii)	any Shared Assurance or any other guarantee, indemnity or other assurance against loss which, to the extent legally possible and subject to the Guarantee Limitations, is also offered to the other Secured Parties in respect of their Liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.1 (Primary Creditor Liabilities).

4.5	Amendments and Waivers: Bond Parties

(a)	Subject to paragraph (b) below, the Bond Parties may amend or waive the terms of the Bond Documents (other than this Agreement) in accordance with their terms (and subject to any consent required under them) at any time.

(b)	The Bond Parties may not amend or waive the terms of the Bond Documents if the amendment or waiver is, in relation to the original form of the Bond Documents:

(i)	an increase to the principal amount of the Bonds (other than, for the avoidance of doubt, one which is contemplated by the original form of the Bond Documents, including any increase in the form of capitalised interest);

(ii)	an amendment to, or waiver of, the basis on which interest accrues, is calculated or is payable to the extent the effect of any such amendment or waiver is to increase the total amount of interest payable (other than, for the avoidance of doubt, any increase which is contemplated by the original form of the Bond Documents, or any amendment or waiver the effect of which is solely to convert cash paid interest to capitalised interest);

(iii)	an amendment to, or waiver of, (x) the final maturity date of the Bonds or (y) the due date of any scheduled payment of interest or principal in respect of the Bonds, other than:

(A)	for the avoidance of doubt, one which is contemplated by the original form of the Bond Documents; or

(B)	one the effect of which is solely to defer the maturity date of the Bonds or defer the due date of any scheduled payment of interest in cash or principal in respect of the Bonds to a date falling after the final maturity date in respect of the Senior Secured Facility;

(iv)	any other amendment or waiver the effect of which is to make any Debtor liable to make additional or increased payment to the Bondholders, other than:

(A)	for the avoidance of doubt, such additional or increased payments provided for under the original form of the Bond Documents; or

(B)	such amendment or waiver which is permitted as a consequence of paragraphs (i) to (iii) above;

(v)	an amendment or waiver of section 6.03(a) of the Bond Indenture; or

(vi)	an amendment or waiver which would result in any Debtor being subject to materially more onerous obligations under the covenants or events of default in the Bond Indenture unless the benefit of substantially equivalent obligations has been offered in favour of the Senior Lenders under the Senior Finance Documents, in each case unless the prior written consent is obtained from the Majority Senior Lenders (such consent to be determined by the Shared Security Agent in accordance with Clause 19.3 (Calculation of majorities) and notified to the other Parties by the Shared Security Agent).

4.6	Bond Trustee

Notwithstanding anything to the contrary in this Agreement or any other Debt Document, the Company, the Parent, the Senior Agent, the Senior Security Agent, the Shared Security Agent and the Bondholders acknowledge and understand that:

(a)	the Bond Trustee has not conducted any due diligence or investigation with respect to the Senior Agent, the Senior Security Agent or the Shared Security Agent or their ability to perform their required duties and accepts no responsibility or liability for any acts, omissions or defaults of the Senior Agent, the Senior Security Agent or the Shared Security Agent;

(b)	the Senior Agent, the Senior Security Agent and the Shared Security Agent are executing this Agreement in order to declare a trust in favour of the Secured Parties and shall not under any circumstances be construed as an agent of the Bond Trustee. Furthermore and without prejudice to any duty owed by the Senior Agent, the Senior Security Agent or the Shared Security Agent to the Secured Parties, the Bond Trustee shall not owe any principal-agent, trustee-beneficiary or fiduciary relationship to the Senior Agent, the Senior Security Agent or the Shared Security Agent; and

(c)	the Bond Trustee shall not be responsible or liable in any manner whatsoever for:

(i)	the creation, perfection, legality and enforceability under applicable laws, sufficiency and/or maintenance of the assets secured under the Shared Security Documents and/or any agreement, assignment or other document relating thereto; or

(ii)	investigating the creditworthiness of the assets secured under the Shared Security Documents, the obligors thereunder or any of the obligations of any of the parties under any of the Shared Security Documents (including without limitation, whether the cash flows from any securities comprising the assets secured under the Shared Security Documents and the Bonds are matched).

5.	Intra-Group Lenders and Intra-Group Liabilities

5.1	Restriction on Payment: Intra-Group Liabilities

Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will, make any Payments of the Intra-Group Liabilities at any time unless:

(a)	that Payment is permitted under Clause 5.2 (Permitted Payments: Intra-Group Liabilities); or

(b)	the taking or receipt of that Payment is permitted under paragraph (c) of Clause 5.7 (Permitted Enforcement: Intra-Group Lenders).

5.2	Permitted Payments: Intra-Group Liabilities

(a)	Subject to paragraph (b) below, the Debtors may, and may permit any other member of the Group to, make Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) from time to time.

(b)	Payments in respect of the Intra-Group Liabilities may not be made pursuant to paragraph (a) above if:

(i)	that Payment is prohibited by the terms of the Senior Facility Agreement or the Bond Indenture; or

(ii)	at the time of the Payment, an Acceleration Event has occurred and is continuing,

unless, in each case, the Majority Creditors consent to that Payment being made.

5.3	Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 5.1 (Restriction on Payment: Intra-Group Liabilities) and 5.2 (Permitted Payments: Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

5.4	Acquisition of Intra-Group Liabilities

(a)	Subject to paragraph (b) below, each Debtor may, and may permit any other member of the Group to:

(i)	enter into any Liabilities Acquisition; or

(ii)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any Intra-Group Liabilities at any time.

(b)	Subject to paragraph (c) below, no action described in paragraph (a) above may take place in respect of any Intra-Group Liabilities if:

(i)	that action would result in a breach of the Senior Facility Agreement or the Bond Indenture; or

(ii)	at the time of that action, an Acceleration Event has occurred and is continuing.

(c)	The restrictions in paragraph (b) above shall not apply if:

(i)	the Majority Creditors consent to that action; or

(ii)	that action is taken to facilitate Payment of the Senior Debt Liabilities or the Bond Liabilities in accordance with this Agreement and is not prohibited by any other Primary Document.

5.5	Security: Intra-Group Lenders

Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities unless:

(a)	that Security, guarantee, indemnity or other assurance against loss is not prohibited by the Senior Facility Agreement or the Bond Indenture; or

(b)	to the extent that Security, guarantee, indemnity or other assurance against loss is prohibited by the Senior Facility Agreement or the Bond Indenture, the prior consent of the Majority Creditors is obtained.

5.6	Restriction on enforcement: Intra-Group Lenders

Subject to Clause 5.7 (Permitted Enforcement: Intra-Group Lenders), none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date except for any Enforcement Action set out in paragraphs (a)(i) to, and including, (a)(vi) of the definition of "Enforcement Action" in respect of any Payment of Intra-Group Liabilities which at the time of such Enforcement Action would be permitted under Clause 5.2 (Permitted Payments: Intra-Group Liabilities).

5.7	Permitted Enforcement: Intra-Group Lenders

After the occurrence of an Insolvency Event in relation to any member of the Group, each Intra-Group Lender may (unless otherwise directed by the Shared Security Agent or unless the Shared Security Agent has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with Clause 7.3 (Filing of claims)), exercise any right it may otherwise have against that member of the Group to:

(a)	accelerate any of that member of the Group's Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Intra-Group Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Liabilities of that member of the Group; or

(d)	claim and prove in the liquidation of that member of the Group for the Intra-Group Liabilities owing to it.

5.8	Capitalisation, etc.

For the avoidance of doubt, nothing in this Agreement shall prevent the capitalisation, write-off, waiver, release, transfer or other disposal in whole or part of any Intra-

Group Liabilities to the extent not prohibited under the Senior Facility Agreement or the Bond Indenture.

5.9	Limitations

Notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement shall only apply to Intra-Group Lenders and Intra-Group Liabilities to the extent such application would not give rise to or result in any conflict with or violation of applicable law.

6.	Acceleration Event and Change of Control

(a)	Subject to paragraph (b) below and without prejudice to Clauses 3.4 (Security: Senior Finance Parties), 4.4 (Security: Bond Parties) and 8 (Set-Off), upon and at all times following the occurrence of a Bond Acceleration Event (whilst the same is continuing) or a Change of Control Offer:

(i)	no Debtor may pay any of the Primary Creditors, nor make any other payment which is capable of being applied against, any outstanding amount under any of the Primary Documents; and

(ii)	any payment, or any recovery in respect, of any outstanding amount of the Senior Debt Liabilities or the Bond Liabilities required to be made by any Debtor under any of the Primary Documents shall be made to the Shared Security Agent and the Shared Security Agent shall apply the amounts it receives under this paragraph (ii) in accordance with Clause 18 (Application of Proceeds).

(b)	Paragraph (a) above shall not restrict or prevent (i) any payment by any Debtor to any Primary Creditor to the extent such payment is made out of Non-Shared Proceeds or (ii) the satisfaction of any Liabilities to the extent those Liabilities are satisfied by way of set-off to the extent the monies utilised for such set-off are Non-Shared Proceeds or (iii) any other satisfaction of any Liabilities to the extent that those Liabilities are satisfied using Non-Shared Proceeds.

7.	Effect of Insolvency Event

7.1	Payment of distributions

(a)	After the occurrence of an Insolvency Event in relation to any Debtor, any Party entitled to receive a distribution out of the assets of that Debtor in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that Debtor to pay that distribution to the Shared Security Agent until the Liabilities owing to the Secured Parties have been paid in full.

(b)	Paragraph (a) above shall not apply to any distribution received or receivable by any Party pursuant to the enforcement of any Security (other than the Shared Transaction Security) securing the Liabilities.

(c)	The Shared Security Agent shall apply distributions paid to it under paragraph (a) above in accordance with Clause 18 (Application of Proceeds).

7.2	Non-cash distributions

If the Shared Security Agent or any other Secured Party receives a distribution in the form of Non-Cash Consideration in respect of any of the Liabilities (other than any distribution of Non-Cash Recoveries), the Liabilities will not be reduced by that distribution until, and only to the extent that, the realisation proceeds of that distribution are actually applied towards the Liabilities.

7.3	Filing of claims

Subject to Clause 7.5 (Shared Security Agent instructions), after the occurrence of an Insolvency Event in relation to any member of the Group, each Creditor irrevocably authorises the Shared Security Agent, on its behalf, to (in each case, to the extent permitted by applicable law and in accordance with the terms of the relevant Debt Documents):

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against that member of the Group;

(b)	demand, sue, prove and give receipt for any or all of that member of the Group's Liabilities;

(c)	collect and receive all distributions on, or on account of, any or all of that member of the Group's Liabilities; and

(d)	file claims, take proceedings and do all other things the Shared Security Agent considers reasonably necessary to recover that member of the Group's Liabilities.

7.4	Further assurance – Insolvency Event

Subject to Clause 7.5 (Shared Security Agent instructions), each Creditor will (to the extent permitted by applicable law):

(a)	do all things that the Shared Security Agent requests in order to give effect to this Clause 7; and

(b)	if the Shared Security Agent is not entitled to take any of the actions contemplated by this Clause 7 or if the Shared Security Agent requests that a Creditor take that action, undertake that action itself in accordance with the instructions of the Shared Security Agent or grant a power of attorney to the Shared Security Agent (on such terms as the Shared Security Agent may reasonably require) to enable the Shared Security Agent to take such action.

7.5	Shared Security Agent instructions

For the purposes of Clause 7.1 (Payment of distributions), Clause 7.3 (Filing of claims) and Clause 7.4 (Further assurance – Insolvency Event) the Shared Security Agent shall act:

(a)	on the instructions of the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security); or

(b)	in the absence of any such instructions, as the Shared Security Agent sees fit.

8.	Set-Off

(a)	To the extent that any Liabilities are discharged by way of set-off (whether such set-off is mandatory or otherwise) after the occurrence of an Insolvency Event in relation to a Debtor, any Creditor which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Shared Security Agent for application in accordance with Clause 18 (Application of Proceeds).

(b)	Paragraph (a) above shall not apply to any amount which is discharged by way of set-off where the monies utilised for such set-off are Non-Shared Proceeds.

9.	UHG Stockpile Adjustment Ratio

(a)	For the purpose of this Clause 9 and Clause 10.2 (Turnover by the Senior Finance Parties):

"CHPP" means coal handling and preparation plant.

"Coal Collateral Disposal" means, after the occurrence of an Expansion Trigger Event, each sale, transfer or other disposal by the Senior Security Agent of any Coal Collateral in accordance with the Coal Collateral Pledge Agreement, the Senior Facility Agreement and this Agreement.

"Coal Collateral Disposal Proceeds" means all proceeds actually received by (or otherwise for the account of) the Senior Security Agent in connection with any Coal Collateral Disposal and after deducting:

(i)	any reasonable expenses which are incurred by the Senior Security Agent with respect to that Coal Collateral Disposal; and

(ii)	any Tax incurred and required to be paid by the Senior Security Agent in connection with that Coal Collateral Disposal.

"Determination Date" means, in respect of each Coal Collateral Disposal, the date of such Coal Collateral Disposal.

"ER Raw Coal" means any raw coal that forms part of the Coal Collateral.

"ER Raw Coal Infeed" means the aggregated tonnage of ER Raw Coal put through CHPP for washing during the two (2) full calendar months immediately preceding the Relevant Determination Date.

"ER Washing Yield" means the aggregated product tonnage produced by washing ER Raw Coal through CHPP during the two (2) full calendar months immediately preceding the Relevant Determination Date divided by ER Raw Coal infeed tonnage, expressed as a percentage.

"Relevant Information" means, as the case may be:

(iii)	the information provided by the Company in accordance with paragraph (c) below; or

(iv)	the information used by the Senior Security Agent in accordance with paragraph (d) below.

"UHG Raw Coal" means any raw coal that forms part of the Coal Collateral and which originated from the UHG Coal Mine.

"UHG Raw Coal Infeed" means the aggregated tonnage of UHG Raw Coal put through CHPP for washing during the two (2) full calendar months immediately preceding the Relevant Determination Date.

"UHG Stockpile Adjustment Ratio" means the ratio, expressed as a percentage, calculated in accordance with the following formula:

(UHG Raw Coal Infeed x UHG Washing Yield)

(ER Raw Coal Infeed x ER Washing Yield)

"UHG Stockpile Adjustment Ratio Retained Amount" means, in respect of each Coal Collateral Disposal, the amount of the Coal Collateral Disposal Proceeds in respect of such Coal Collateral Disposal multiplied by the UHG Stockpile Adjustment Ratio.

"UHG Stockpile Excess Amount" means, in respect of each Coal Collateral Disposal, the amount of the Coal Collateral Disposal Proceeds less the amount of the UHG Stockpile Adjustment Ratio Retained Amount, each in respect of such Coal Collateral Disposal.

"UHG Washing Yield" means 50 per cent.

(b)	The Senior Security Agent shall hold the amount of the Coal Collateral Disposal Proceeds in respect of any Coal Collateral Disposal in an interest bearing suspense or impersonal account in the name of the Senior Security Agent with such financial institution (including itself) as the Senior Security Agent shall think fit (the interest being credited to the relevant account and deemed to form part of such Coal Collateral Disposal Proceeds) and shall not distribute or apply any amount of the Coal Collateral Disposal Proceeds in satisfaction of the Secured Obligations (as defined in the Senior Facility Agreement) or otherwise until the amount of the UHG Stockpile Excess Amount has been calculated and paid to the Company in accordance with this Clause 9.

(c)	Promptly following any Coal Collateral Disposal, the Senior Security Agent shall notify the Company of the Determination Date in respect of such Coal Collateral Disposal (the "Relevant Determination Date"). Within ten (10)

Business Days of receipt of such notice, the Company shall provide the Senior Security Agent with the following information:

(i)	the UHG Raw Coal Infeed;

(ii)	the ER Raw Coal Infeed; and

(iii)	the ER Washing Yield,

in each case in respect of the Relevant Determination Date.

(d)	If the Company fails to provide the relevant information in accordance with paragraph (c) above within ten (10) Business Days of receipt of the notice from the Senior Security Agent, the Senior Security Agent shall use:

(i)	the most recent information provided by the Company pursuant to clause 21.2 (Provision of information relating to coal) of the Senior Facility Agreement for the purpose of calculating the UHG Stockpile Adjustment Ratio Retained Amount and the UHG Stockpile Excess Amount in respect of the relevant Coal Collateral Disposal in accordance with the provisions of this Clause 9, deeming the date on which such information was provided to be the Relevant Determination Date; or

(ii)	to the extent the relevant information has not been provided by the Company pursuant to clause 21.2 (Provision of information relating to coal) of the Senior Facility Agreement, the relevant information shall be determined by a reputable internationally recognised technical expert in accordance with paragraph (j) below (and, for the avoidance of doubt, the twenty (20) Business Days’ negotiation requirement referred to in that paragraph shall not apply).

(e)	Within ten (10) Business Days of receipt of the Relevant Information, the Senior Security Agent shall either:

(i)	confirm to the Company that it is satisfied with the Relevant Information; or

(ii)	inform the Company that it is not satisfied with the Relevant Information.

(f)	If the Senior Security Agent is satisfied with the Relevant Information, it shall within five (5) Business Days of the notice to the Company pursuant to paragraph (e)(i) above:

(i)	calculate the UHG Stockpile Adjustment Ratio Retained Amount and the UHG Stockpile Excess Amount in respect of the relevant Coal Collateral Disposal; and

(ii)	inform the Company of that UHG Stockpile Adjustment Ratio Retained Amount and that UHG Stockpile Excess Amount, in each case, together with reasonable details of the calculation and such other supporting evidence as the Company may reasonably request (provided that if the Company requests other supporting evidence, the Senior Security Agent shall be entitled to an additional five (5) Business Days to comply with such request).

(g)	If the Company is satisfied with the calculation of the UHG Stockpile Adjustment Ratio Retained Amount and the UHG Stockpile Excess Amount in respect of a Coal Collateral Disposal, it shall inform the Senior Security Agent within five (5) Business Days of receipt of the information referred to in paragraph (f)(ii) above, failing which the Company will be deemed to be satisfied with the calculation.

(h)	Within five (5) Business Days of:

(i)	the Company confirming pursuant to paragraph (g) above its satisfaction with (or, as the case may be, being deemed to be satisfied with) the calculation of the UHG Stockpile Adjustment Ratio Retained Amount and the UHG Stockpile Excess Amount in respect of a Coal Collateral Disposal;

(ii)	the Company and the Senior Security Agent agreeing on the UHG Stockpile Adjustment Ratio Retained Amount and the UHG Stockpile Excess Amount in respect of a Coal Collateral Disposal in accordance with paragraph (i) below; or

(iii)	a determination of the UHG Stockpile Adjustment Ratio Retained Amount and the UHG Stockpile Excess Amount in respect of a Coal Collateral Disposal being made in accordance with paragraph (j) below, the Senior Security Agent shall pay the amount of the UHG Stockpile Excess Amount in respect of such Coal Collateral Disposal to an account to be nominated by the Company.

(i)	If either:

(i)	the Senior Security Agent informs the Company that it is not satisfied with the Relevant Information pursuant to paragraph (e)(ii) above; or

(ii)	the Company informs the Senior Security Agent that it is not satisfied with any aspect of the calculation of the UHG Stockpile Adjustment Ratio Retained Amount and/or the UHG Stockpile Excess Amount in respect of a Coal Collateral Disposal following receipt of the information referred to in paragraph (f)(ii) above, the Senior Security Agent and the Company shall negotiate together, in good faith, to agree the UHG Stockpile Adjustment Ratio Retained Amount and the UHG Stockpile Excess Amount in respect of such Coal Collateral Disposal.

(j)	If the Senior Security Agent and the Company fail to agree the UHG Stockpile Adjustment Ratio Retained Amount and the UHG Stockpile Excess Amount in respect of a Coal Collateral Disposal after negotiating for not less than twenty (20) Business Days, such UHG Stockpile Adjustment Ratio Retained Amount and UHG Stockpile Excess Amount shall be determined by a reputable internationally recognised technical expert (acting as an expert and not as an arbitrator) selected by the Senior Security Agent and approved by the Company or, failing approval, nominated (on the application of the Senior Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the reputable internationally recognised technical expert being payable by the Company) and the determination of any such reputable internationally recognised technical expert shall be final and binding upon the Parties.

(k)	Notwithstanding anything to the contrary in this Agreement or any other Debt Document, any receipt or recovery by the Company of any UHG Stockpile Excess Amount in respect of any Coal Collateral Disposal:

(i)	shall not be subject to the Deposit Covenant;

(ii)	shall not be required to be deposited into any Collection Account;

(iii)	shall not be applied in accordance with Clause 18 (Application of Proceeds); and

(iv)	may be used by the Company in any manner not prohibited by the terms of the Debt Documents.

10.	Turnover of Receipts

10.1	Turnover by the Creditors

Subject to Clauses 10.2 (Turnover by the Senior Finance Parties) and 10.3 (Permitted assurance and receipts), if at any time prior to the Final Discharge Date, any Creditor receives or recovers:

(a)	any Payment or distribution (in each case, other than any Non-Shared Proceeds) of, or on account of or in relation to, any of the Liabilities owed to that Creditor which is not either a Permitted Payment or made in accordance with Clause 18 (Application of Proceeds);

(b)	notwithstanding paragraph (a) above, and other than where Clause 8 (Set-Off) applies, any amount (other than any Non-Shared Proceeds):

(i)	on account of, or in relation to, any of the Liabilities owed to that Creditor:

(A)	after the occurrence of a Distress Event; or

(B)	as a result of any other litigation or proceedings against a Debtor (other than after the occurrence of an Insolvency Event in respect of that Debtor); or

(ii)	by way of set-off in respect of any of the Liabilities owed to that Creditor after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with Clause 18 (Application of Proceeds);

(c)	other than where Clause 8 (Set-Off) applies, any amount (other than any Non-Shared Proceeds) by way of set-off in respect of any of the Liabilities owed to that Creditor which does not give effect to a Permitted Payment;

(d)	the proceeds of any enforcement of any Shared Transaction Security or any claims of any Shared Assurance except in accordance with Clause 18 (Application of Proceeds); or

(e)	other than where Clause 8 (Set-Off) applies, any distribution in cash or in kind or Payment (in each case, other than any Non-Shared Proceeds) of, or on account of or in relation to, any of the Liabilities owed by any Debtor which is not in accordance with Clause 18 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that Debtor, that Creditor will:

(i)	in relation to receipts and recoveries not received or recovered by way of set-off:

(A)	hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Shared Security Agent and promptly pay that amount to the Shared Security Agent for application in accordance with the terms of this Agreement; and

(B)	promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Shared Security Agent for application in accordance with the terms of this Agreement; and

(ii)	in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Shared Security Agent for application in accordance with the terms of this Agreement.

10.2	Turnover by the Senior Finance Parties

(a)	Notwithstanding anything to the contrary in this Agreement or any other Debt Document, if the Senior Security Agent (or any other Senior Finance Party) receives or recovers any Coal Collateral Disposal Proceeds in respect of any Coal Collateral Disposal in excess of the UHG Stockpile Adjustment Ratio Retained Amount in respect of such Coal Collateral Disposal (the "Excess Amount"), the Senior Security Agent (or that other Senior Finance Party) will:

(i)	in relation to receipts and recoveries not received or recovered by way of set-off, hold an amount of that receipt or recovery equal to the Excess Amount on trust for the Company and promptly pay that amount to the Company; and

(ii)	in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Company.

(b)	Any receipt or recovery by the Company pursuant to paragraph (a) above:

(i)	shall not be subject to the Deposit Covenant;

(ii)	shall not be required to be deposited into any Collection Account;

(iii)	shall not be applied in accordance with Clause 18 (Application of Proceeds); and

(iv)	may be used by the Company in any manner not prohibited by the terms of the Debt Documents.

(c)	If, for any reason, any of the trusts expressed to be created in this Clause 10.2 should fail or be unenforceable or not be permitted under any applicable law, the affected Senior Security Agent or other Senior Finance Party will promptly pay an amount equal to that receipt or recovery to the Company.

10.3	Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Primary Creditor to:

(a)	arrange with any person which is not a member of the Group any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including assurance by way of credit based derivative or sub-participation); or

(b)	make any assignment or transfer permitted by Clause 21 (Changes to the Parties)),

which is permitted by:

(i)	the Senior Finance Documents; or

(ii)	the Bond Documents,

and that Primary Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

10.4	Sums received by Debtors

If any of the Debtors receives or recovers (whether by way of set-off or otherwise) any sum which, under the terms of any of the Debt Documents, should have been paid to the Shared Security Agent, that Debtor will:

(a)	hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Shared Security Agent and promptly pay that amount to the Shared Security Agent for application in accordance with the terms of this Agreement; and

(b)	promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Shared Security Agent for application in accordance with the terms of this Agreement.

10.5	Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 10 (Turnover of Receipts) (other than Clause 10.2 (Turnover by the Senior Finance Parties)) should fail or be unenforceable or not be permitted under any applicable law, the affected Creditor or Debtor will promptly pay an amount equal to that receipt or recovery to the Shared Security Agent to be held on trust by the Shared Security Agent for application in accordance with the terms of this Agreement.

11.	Redistribution

11.1	Recovering Creditor's rights

(a)	Any amount paid by a Creditor (a "Recovering Creditor") to the Shared Security Agent under Clause 7 (Effect of Insolvency Event) or Clause 10 (Turnover of Receipts) shall be treated as having been paid by the relevant Debtor and distributed to the Creditors (each a "Sharing Creditor") in accordance with the terms of this Agreement.

(b)	On a distribution by the Shared Security Agent under paragraph (a) above of a Payment received by a Recovering Creditor from a Debtor, as between the relevant Debtor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid to the Shared Security Agent (the "Shared Amount") will be treated as not having been paid by that Debtor.

11.2	Reversal of redistribution

(a)	If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to a Debtor and is repaid by that Recovering Creditor to that Debtor, then:

(i)	each Sharing Creditor shall, upon request of the Shared Security Agent, pay to the Shared Security Agent for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the "Redistributed Amount"); and

(ii)	as between the relevant Debtor and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Debtor.

(b)	The Shared Security Agent shall not be obliged to pay any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Creditor.

12.	Enforcement of Shared Transaction Security

12.1	Enforcement Instructions

(a)	The Shared Security Agent shall refrain from enforcing any Shared Transaction Security unless it receives enforcement instructions from an Agent or Agents representing (either together or independently) the Enforcement Majority Creditors then entitled to give enforcement instructions in accordance with this Clause 12.

(b)	Subject to the Shared Transaction Security having become enforceable in accordance with its terms, and subject to Clause 12.3 (Alternative enforcement instructions), any group of Primary Creditors constituting the Enforcement Majority Creditors at the relevant time may give enforcement instructions to the Shared Security Agent to enforce the Shared Transaction Security as they see fit.

(c)	Subject to paragraph (b) of Clause 12.2 (Manner of enforcement), the Shared Security Agent may refrain from enforcing any Shared Transaction Security unless the relevant enforcement instructions contain confirmations (in form and substance satisfactory to the Shared Security Agent) from the Agent or Agents (as appropriate) that, either together or independently, the Agent or Agents have been instructed by the Enforcement Majority Creditors. For the avoidance of doubt, if the Shared Security Agent has received an instruction from an Agent representing Creditors who constitute the Enforcement Majority Creditors, the Shared Security Agent shall not be required to receive confirmations from any other Agent before relying on or complying with enforcement instructions given in accordance with this Clause 12.1.

(d)	Subject to paragraph (c) above, the Shared Security Agent is entitled to rely on and comply with the enforcement instructions given in accordance with this Clause 12.1.

(e)	For the purposes of this Clause 12, "enforcement instructions" means instructions from an Agent or Agents (acting on behalf of the relevant Enforcement Majority Creditors) to the Shared Security Agent to enforce the Shared Transaction Security and shall not include any instruction from an Agent or Agents (acting on behalf of the relevant Enforcement Majority Creditors) not to enforce the Shared Transaction Security.

12.2	Manner of enforcement

(a)	Upon receipt of enforcement instructions delivered to it in accordance with Clause 12.1 (Enforcement Instructions), the Shared Security Agent shall promptly notify any Agent who is not party to such enforcement instructions of such receipt and provide each such Agent with a copy of the relevant enforcement instructions.

(b)	The Shared Security Agent shall enforce the Shared Transaction Security (if then enforceable) in such manner as the Enforcement Majority Creditors may direct, or in the absence of those instructions, as the Shared Security Agent sees fit in accordance with the other provisions of this Agreement. No Secured Party (other than the Enforcement Majority Creditors) shall have any independent power to enforce, or have recourse to, any of the Shared Transaction Security or to exercise any rights, power, authority or discretion arising under the Shared Security Documents except through the Shared Security Agent in accordance with this Agreement.

12.3	Alternative enforcement instructions

(a)	After the Shared Security Agent has received enforcement instructions from an Agent or Agents representing (either together or independently) a group of Primary Creditors constituting the Enforcement Majority Creditors (the "first enforcement instructions") it shall not accept any subsequent instructions that are inconsistent with the first enforcement instructions from any other group of Primary Creditors constituting the Enforcement Majority Creditors.

(b)	If the first enforcement instructions have been irrevocably withdrawn by the Agent or Agents representing (either together or independently) the Enforcement Majority Creditors that gave the first enforcement instructions, any other group of Primary Creditors constituting the Enforcement Majority Creditors may give enforcement instructions in accordance with Clause 12.1 (Enforcement Instructions).

13.	Limitation in respect of Guarantors

(a)	Notwithstanding any provision to the contrary in any Debt Document, the Guarantee Liabilities guaranteed by any Debtor incorporated under the laws of Luxembourg (a "Luxembourg Guarantor") under any Debt Document for the obligations of any other Debtor, which is not a direct or indirect subsidiary of the Luxembourg Guarantor, shall be limited at any time to an aggregate amount not exceeding:

(i)	the aggregate of all principal amounts (if any) borrowed by that Luxembourg Guarantor from one or more other members of the Group that have been financed under the Debt Documents; plus

(ii)	the greater of:

(A)	90 per cent. of the Luxembourg Guarantor's own funds (capitaux propres), as referred to in article 34 of the Luxembourg law of 19 December 2002 on the commercial register and annual accounts, as amended (the "RCS Law") and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and the content of the presentation of the balance sheet and profit and loss account (the "Regulation")) plus Intra-Group Commitments (as defined below) (excluding however any amounts taken into account under paragraph (i) above) as reflected in its last annual accounts duly approved and available on the date a payment is made under the Debt Documents; and

(B)	90 per cent. of the Luxembourg Guarantor's own funds (capitaux propres), as referred to in article 34 of the RCS Law) plus Intra-Group Commitments (as defined below) (excluding however any amounts taken into account under (i) above) as reflected in its last annual accounts duly approved and available as at the date of this Agreement.

(b)	The amount of the capitaux propres under this Clause 13 shall be determined by the Shared Security Agent acting in its sole commercially reasonable discretion and shall be adjusted (by derogation to the rules contained in the RCS Law and the Regulation), to take into account the fair value rather than the book value of the assets of the Luxembourg Guarantor.

(c)	For the purpose of paragraph (a) above, "Intra-Group Commitments" shall mean any amounts owed by the Luxembourg Guarantor to any other member(s) of the Group and that have not been financed (directly or indirectly) under the Debt Documents.

(d)	The limitations set out in this Clause 13 (Limitation in respect of Guarantors) shall not apply:

(i)	in respect of any amounts due under the Debt Documents by a Debtor which is a direct or indirect subsidiary of that Luxembourg Guarantor;

(ii)	in respect of any amounts due under the Debt Documents by a Debtor which is not a direct or indirect subsidiary of that Luxembourg Guarantor and which have been on-lent to or made available to that Luxembourg Guarantor or any of its direct or indirect subsidiaries.

14.	Non-Distressed Disposals

14.1	Definitions

In this Clause 14:

(a)	"Disposal Proceeds" means the proceeds of a Non-Distressed Disposal; and

(b)	"Non-Distressed Disposal" means a disposal of:

(i)	an asset of a member of the Group; or

(ii)	an asset which is subject to the Shared Transaction Security,

where:

(A)	(prior to the Senior Discharge Date) the Senior Agent notifies the Shared Security Agent that that disposal is not prohibited under the Senior Finance Documents;

(B)	(prior to the Bond Liabilities Discharge Date) the Bond Trustee notifies the Shared Security Agent that that disposal is not prohibited under the Bond Documents; and

(C)	that disposal is not a Distressed Disposal.

14.2	Facilitation of Non-Distressed Disposals

(a)	If a disposal of an asset is a Non-Distressed Disposal, the Shared Security Agent is irrevocably authorised (at the cost of the Parent and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor) but subject to paragraph (b) below:

(i)	to release the Shared Transaction Security or any other claim (relating to a Debt Document) over that asset;

(ii)	where that asset consists of shares in the capital of a member of the Group, to release the Shared Transaction Security or any other claim (relating to a Debt Document) over that member of the Group's Property; and

(iii)	to execute and deliver or enter into any release of the Shared Transaction Security or any claim described in paragraphs (i) and (ii) above and issue any certificates of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Shared Security Agent, be considered necessary or desirable or as reasonably requested by the Company.

(b)	Each release of Shared Transaction Security or any claim described in paragraph (a) above shall become effective only on the making of the relevant Non-Distressed Disposal.

14.3	Disposal Proceeds

Any Disposal Proceeds shall be applied in accordance with the terms of the Debt Documents.

14.4	Release of Unrestricted Subsidiaries

If a member of the Group is designated as an Unrestricted Subsidiary in accordance with the terms of the Senior Facility Agreement and the Bond Indenture, the Shared Security Agent is irrevocably authorised and obliged (at the cost of the Company and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor):

(a)	to release the Shared Transaction Security and any other claim (relating to a Debt Document) over that member of the Group's assets; and

(b)	to execute and deliver or enter into any release of the Shared Transaction Security and any claim described in paragraph (a) above, and issue any certificates of non-crystallisation of any floating charge or any consent to dealing that may in the discretion of the Shared Security Agent, be considered necessary or desirable or as reasonably requested by the Company.

14.5	Other releases

The Shared Security Agent is irrevocably authorised and obliged (at the cost of the Company and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor):

(a)	to release the Shared Transaction Security; and

(b)	to execute and deliver or enter into any release of the Shared Transaction Security, and issue any certificates of non-crystallisation of any floating charge or any consent to dealing that may in the discretion of the Shared Security Agent, be considered necessary or desirable or as reasonably requested by the Company, in any of the following circumstances:

(i)	upon a disposal of any Charged Property to a person that is not the Company, the Parent or a Restricted Subsidiary (x) in compliance with the terms of the Bond Indenture (including section 4.08, section 4.11 and section 5.01 of the Bond Indenture) and (y) in compliance with the Senior Facility Agreement (including paragraph 7, paragraph 9 and paragraph 19 of Schedule 15 (Covenants) of the Senior Facility Agreement), but only in respect of the Charged Property so sold or disposed of;

(ii)	with respect to Security granted by a Debtor (other than the Company and the Parent), which is a guarantor under the Bond Indenture and the Senior Facility Agreement, upon the release of such guarantee of such Debtor in accordance with the terms of the Bond Indenture and the Senior Facility Agreement;

(iii)	with respect to shares in the capital of a Debtor (other than the Company and the Parent) constituting Charged Property, upon the transfer of all such shares to the Company, the Parent or any other Debtor (or a Restricted Subsidiary that becomes a Debtor concurrently with the transaction) provided that such transfer is permitted under the Bond Indenture and the Senior Facility Agreement and concurrently or immediately subsequent to such transfer, the transferee creates first priority Security over such shares (subject to Permitted Liens and this Agreement) for the benefit of the Secured Parties; and

(iv)	in whole or in part with the consent of the Bond Trustee and the Senior Agent.

15.	Distressed Disposals and Appropriation

15.1	Facilitation of Distressed Disposals and Appropriation

If a Distressed Disposal or an Appropriation is being effected the Shared Security Agent is irrevocably authorised (at the cost of the Parent and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor):

(a)	release of Transaction Security/non-crystallisation certificates: to release the Shared Transaction Security or any other claim over the asset subject to the Distressed Disposal or Appropriation and execute and deliver or enter into any release of that Shared Transaction Security or claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Shared Security Agent, be considered necessary or desirable;

(b)	release of liabilities and Transaction Security on a share sale/Appropriation (Debtor): if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor, to release:

(i)	that Debtor and any Subsidiary of that Debtor from all or any part of:

(A)	its Borrowing Liabilities;

(B)	its Guarantee Liabilities; and

(C)	its Other Liabilities;

(ii)	any Shared Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets; and

(iii)	any other claim of an Intra-Group Lender, or another Debtor over that Debtor's assets or over the assets of any Subsidiary of that Debtor,

on behalf of the relevant Creditors and Debtors;

(c)	release of liabilities and Transaction Security on a share sale/Appropriation (Holding Company): if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of any Holding Company of a Debtor, to release:

(i)	that Holding Company and any Subsidiary of that Holding Company from all or any part of:

(A)	its Borrowing Liabilities;

(B)	its Guarantee Liabilities; and

(C)	its Other Liabilities;

(ii)	any Shared Transaction Security granted by any Subsidiary of that Holding Company over any of its assets; and

(iii)	any other claim of an Intra-Group Lender or another Debtor over the assets of any Subsidiary of that Holding Company,

on behalf of the relevant Creditors and Debtors;

(d)	facilitative disposal of liabilities on a share sale/Appropriation: if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor or the Holding Company of a Debtor and the Shared Security Agent decides to dispose of all or any part of:

(i)	the Liabilities (other than Liabilities due to any Agent); or

(ii)	the Debtors' Intra-Group Receivables,

owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company on the basis that any transferee of those Liabilities or Debtors' Intra-Group Receivables (the "Transferee") will not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Debtors' Intra-Group Receivables on behalf of the relevant Creditors and Debtors provided that notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement;

(e)	sale of liabilities on a share sale/Appropriation: if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor or the Holding Company of a Debtor and the Shared Security Agent decides to dispose of all or any part of:

(i)	the Liabilities (other than Liabilities due to any Agent); or

(ii)	the Debtors' Intra-Group Receivables,

owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company on the basis that any transferee of those Liabilities or Debtors' Intra-Group Receivables will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of:

(A)	all (and not part only) of the Liabilities owed to the Primary Creditors (other than to any Agent); and

(B)	all or part of any other Liabilities (other than Liabilities owed to any Agent) and the Debtors' Intra-Group Receivables,

on behalf of, in each case, the relevant Creditors and Debtors;

(f)	transfer of obligations in respect of liabilities on a share sale/Appropriation: if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor or the Holding Company of a Debtor (the "Disposed Entity") and the Shared Security Agent decides to transfer to another Debtor (the "Receiving Entity") all or any part of the Disposed Entity's obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(i)	the Intra-Group Liabilities; or

(ii)	the Debtors' Intra-Group Receivables,

to execute and deliver or enter into any agreement to:

(A)	agree to the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtors' Intra-Group Receivables on behalf of the relevant Intra-Group Lenders and Debtors to which those obligations are owed and on behalf of the Debtors which owe those obligations; and

(B)	to accept the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtors' Intra-Group Receivables on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities or Debtors' Intra-Group Receivables are to be transferred.

15.2	Form of consideration for Distressed Disposals and Debt Disposals

Subject to Clause 16.4 (Shared Security Agent protection), a Distressed Disposal or a Debt Disposal may be made in whole or in part for consideration in the form of cash or, if not for cash, for Non-Cash Consideration which is acceptable to the Shared Security Agent (acting on the instructions of the Enforcement Majority Creditors).

15.3	Proceeds of Distressed Disposals and Debt Disposals

The net proceeds of each Distressed Disposal and each Debt Disposal shall be paid, or distributed, to the Shared Security Agent for application in accordance with Clause 18 (Application of Proceeds) and, to the extent that:

(a)	any Liabilities Sale has occurred; or

(b)	any Appropriation has occurred,

as if that Liabilities Sale, or any reduction in the Secured Obligations resulting from that Appropriation, had not occurred.

15.4	Fair value

In the case of:

(a)	a Distressed Disposal; or

(b)	a Liabilities Sale,

effected by, or at the request of, the Shared Security Agent, the Shared Security Agent shall take reasonable care to obtain a fair market price having regard to the prevailing market conditions (though the Shared Security Agent shall have no obligation to postpone (or request the postponement of) any Distressed Disposal or Liabilities Sale in order to achieve a higher price).

15.5	Fair value – safe harbours

(a)	The Shared Security Agent may seek to satisfy the requirement in Clause 15.4 (Fair value) in any manner.

(b)	Without prejudice to the generality of paragraph (a) above, the requirement in Clause 15.4 (Fair value) shall be satisfied (and as between the Creditors and the Debtors shall be conclusively presumed to be satisfied) and the Shared Security Agent will be taken to have discharged all its obligations in this respect under this Agreement, the other Debt Documents and generally at law if:

(i)	that Distressed Disposal or Liabilities Sale is made pursuant to any process or proceedings approved or supervised by or on behalf of any court of law;

(ii)	that Distressed Disposal or Liabilities Sale is made by, at the direction of or under the control of, a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer (or any analogous officer in any jurisdiction) appointed in respect of a member of the Group or the assets of a member of the Group;

(iii)	that Distressed Disposal or Liabilities Sale is made pursuant to a Competitive Sales Process; or

(iv)	a Financial Adviser appointed by the Shared Security Agent pursuant to Clause 15.6 (Appointment of Financial Adviser) has delivered a Fairness Opinion to the Shared Security Agent in respect of that Distressed Disposal or Liabilities Sale.

15.6	Appointment of Financial Adviser

(a)	Without prejudice to Clause 19.6 (Shared Security Agent's discretions), the Shared Security Agent may engage, or approve the engagement of, (in each case on such terms as it may consider appropriate (including, without limitation, restrictions on that Financial Adviser's liability and the extent to which any advice, valuation or opinion may be relied on or disclosed)), pay for and rely on the services of a Financial Adviser to provide advice, a valuation or an opinion in connection with:

(i)	a Distressed Disposal or a Debt Disposal;

(ii)	the application or distribution of any proceeds of a Distressed Disposal or a Debt Disposal; or

(iii)	any amount of Non-Cash Consideration which is subject to Clause 10.1 (Turnover by the Creditors).

(b)	For the purposes of paragraph (a) above, the Shared Security Agent shall act:

(i)	on the instructions of the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared

Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security) if the Financial Adviser is providing a valuation for the purposes of Clause 16.2 (Cash value of Non-Cash Recoveries); or

(ii)	otherwise in accordance with Clause 15.7 (Shared Security Agent's Actions).

15.7	Shared Security Agent's Actions

For the purposes of Clause 15.1 (Facilitation of Distressed Disposals and Appropriation), Clause 15.2 (Form of consideration for Distressed Disposals and Debt Disposals), Clause 15.4 (Fair value) and Clause 15.5 (Fair value – safe harbours) the Shared Security Agent shall act:

(a)	in the case of an Appropriation or if the relevant Distressed Disposal is being effected by way of enforcement of the Shared Transaction Security, in accordance with Clause 12.2 (Manner of enforcement); and

(b)	in any other case:

(i)	on the instructions of the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security); or

(ii)	in the absence of any such instructions, as the Shared Security Agent sees fit.

16.	Non-Cash Recoveries

16.1	Shared Security Agent and Non-Cash Recoveries

To the extent the Shared Security Agent receives or recovers any Non-Cash Recoveries, it may (acting on the instructions of the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security)) but without prejudice to its ability to exercise discretion under Clause 18.3 (Prospective liabilities)):

(a)	distribute those Non-Cash Recoveries pursuant to Clause 18 (Application of Proceeds) as if they were Cash Proceeds;

(b)	hold, manage, exploit, collect, realise and dispose of those Non-Cash Recoveries; and

(c)	hold, manage, exploit, collect, realise and distribute any resulting Cash Proceeds.

16.2	Cash value of Non-Cash Recoveries

(a)	The cash value of any Non-Cash Recoveries shall be determined by reference to a valuation obtained by the Shared Security Agent from a Financial Adviser appointed by the Shared Security Agent pursuant to Clause 15.6 (Appointment of Financial Adviser) taking into account any notional conversion made pursuant to Clause 18.5 (Currency Conversion).

(b)	If any Non-Cash Recoveries are distributed pursuant to Clause 18 (Application of Proceeds), the extent to which such distribution is treated as discharging the Liabilities shall be determined by reference to the cash value of those Non-Cash Recoveries determined pursuant to paragraph (a) above.

16.3	Agents and Non-Cash Recoveries

(a)	Subject to paragraph (b) below, if, pursuant to Clause 18.1 (Order of application), an Agent receives Non-Cash Recoveries for application towards the discharge of any Liabilities, that Agent shall apply those Non-Cash Recoveries in accordance with the relevant Debt Document as if they were Cash Proceeds.

(b)	An Agent may:

(i)	use any reasonably suitable method of distribution, as it may determine in its discretion, to distribute those Non-Cash Recoveries in the order of priority that would apply under the relevant Debt Document if those Non-Cash Recoveries were Cash Proceeds;

(ii)	hold any Non-Cash Recoveries through another person; and

(iii)	hold any amount of Non-Cash Recoveries for so long as that Agent shall think fit for later application pursuant to paragraph (a) above.

16.4	Shared Security Agent protection

(a)	No Distressed Disposal or Debt Disposal may be made in whole or part for Non-Cash Consideration if the Shared Security Agent has reasonable grounds for believing that its receiving, distributing, holding, managing, exploiting, collecting, realising or disposing of that Non-Cash Consideration would have an adverse effect on it.

(b)	If Non-Cash Consideration is distributed to the Shared Security Agent pursuant to Clause 10.1 (Turnover by the Creditors) the Shared Security Agent may, at any time after notifying the Creditors entitled to that Non-Cash Consideration and notwithstanding any instruction from a Creditor or group of Creditors pursuant to the terms of any Debt Document, immediately realise and dispose of that Non-Cash Consideration for cash consideration (and distribute any Cash Proceeds of that Non-Cash Consideration to the relevant Creditors in accordance with Clause 18 (Application of Proceeds)) if the Shared Security Agent has reasonable grounds for believing that holding, managing, exploiting or collecting that Non-Cash Consideration would have an adverse effect on it.

16.5	Alternative to Non-Cash Consideration

(a)	If any Non-Cash Recoveries are to be distributed pursuant to Clause 18 (Application of Proceeds), the Shared Security Agent shall (prior to that distribution and taking into account the Liabilities then outstanding and the cash value of those Non-Cash Recoveries) notify the Primary Creditors entitled to receive those Non-Cash Recoveries pursuant to that distribution (the "Entitled Creditors").

(b)	If:

(i)	it would be unlawful for an Entitled Creditor to receive such Non-Cash Recoveries (or it would otherwise conflict with that Entitled Creditor's constitutional documents for it to do so); and

(ii)	that Entitled Creditor promptly so notifies the Shared Security Agent and supplies such supporting evidence as the Shared Security Agent may reasonably require,

that Primary Creditor shall be a "Cash Only Creditor" and the Non-Cash Recoveries to which it is entitled shall be "Retained Non-Cash".

(c)	To the extent that, in relation to any distribution of Non-Cash Recoveries, there is a Cash Only Creditor:

(i)	the Shared Security Agent shall not distribute any Retained Non-Cash to that Cash Only Creditor (or to any Agent on behalf of that Cash Only Creditor) but shall otherwise treat the Non-Cash Recoveries in accordance with this Agreement;

(ii)	if that Cash Only Creditor is a Senior Finance Party or a Bond Finance Party, the Shared Security Agent shall notify the relevant Agent of that Cash Only Creditor's identity and its status as a Cash Only Creditor; and

(iii)	to the extent notified pursuant to paragraph (ii) above, no Agent shall distribute any of those Non-Cash Recoveries to that Cash Only Creditor.

(d)	Subject to Clause 16.4 (Shared Security Agent protection), the Shared Security Agent shall hold any Retained Non-Cash and shall, acting on the instructions of the Cash Only Creditor entitled to it, manage, exploit, collect, realise and dispose of that Retained Non-Cash for cash consideration and shall distribute any Cash Proceeds of that Retained Non-Cash to that Cash Only Creditor in accordance with Clause 18 (Application of Proceeds).

(e)	On any such distribution of Cash Proceeds which are attributable to a disposal of any Retained Non-Cash, the extent to which such distribution is treated as discharging the Liabilities due to the relevant Cash Only Creditor shall be determined by reference to:

(i)	the valuation which determined the extent to which the distribution of the Non-Cash Recoveries to the other Entitled Creditors discharged the Liabilities due to those Entitled Creditors; and

(ii)	the Retained Non Cash to which those Cash Proceeds are attributable.

(f)	Each Primary Creditor shall, following a request by the Shared Security Agent (acting in accordance with Clause 15.7 (Shared Security Agent's Actions)), notify the Shared Security Agent of the extent to which paragraph (b)(i) above would apply to it in relation to any distribution or proposed distribution of Non-Cash Recoveries.

17.	Further Assurance – Disposals and Releases

Each Creditor and Debtor will:

(a)	do all things that the Shared Security Agent requests in order to give effect to Clause 14 (Non-Distressed Disposals) and Clause 15 (Distressed Disposals and Appropriation) (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Shared Security Agent may consider to be necessary to give effect to the releases or disposals contemplated by those Clauses); and

(b)	if the Shared Security Agent is not entitled to take any of the actions contemplated by those Clauses or if the Shared Security Agent requests that any Creditor or Debtor take any such action, take that action itself in accordance with the instructions of the Shared Security Agent, provided that the proceeds of any disposals are, to the extent required, applied in accordance with Clause 14 (Non-Distressed Disposals) and Clause 15 (Distressed Disposals and Appropriation) as the case may be.

18.	Application of Proceeds

18.1	Order of application

(a)	Subject to paragraph (b) below and Clause 18.3 (Prospective liabilities), all amounts (other than any Non-Shared Proceeds) from time to time received or recovered by the Shared Security Agent in relation to the Debt Documents (for the purposes of this Clause 18, the "Recoveries") shall be held by the Shared Security Agent on trust to apply them at any time as the Shared Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 18), in the following order of priority:

(i)	in discharging any sums owing to a Shared Security Agent, any Receiver or any Delegate;

(ii)	in payment to the Senior Agent on its own behalf and to the Bond Trustee on its own behalf all amounts owing to them (in accordance with the terms of the applicable Primary Documents), on a pari passu and pro rata basis;

(iii)	pari passu and pro rata in or towards payment of all costs and expenses incurred by the Primary Creditors (including any amount paid to the Shared Security Agent pursuant to any indemnity given by a Primary Creditor in favour of the Shared Security Agent) in connection with any realisation or enforcement of the Shared Transaction Security taken in accordance with the terms of this Agreement;

(iv)	in payment to:

(A)	the Senior Agent on behalf of the other Senior Finance Parties; and

(B)	the Bond Trustee on behalf of the other Bond Parties,

for application towards the discharge of:

(1)	the Senior Debt Liabilities (in accordance with the terms of the Senior Finance Documents); and

(2)	the Bond Liabilities (in accordance with the terms of the Bond Documents),

on a pro rata basis as between paragraph (1) and paragraph (2) above;

(v)	if none of the Debtors is under any further actual or contingent liability under any Senior Finance Document or any Bond Document, in payment to any person to whom the Shared Security Agent is obliged to pay in priority to any Debtor; and

(vi)	the balance, if any, in payment to the relevant Debtor.

(b)	If:

(i)	there is any outstanding claim or dispute in respect of which the Shared Security Agent may make a claim under any indemnity provided by a Primary Creditor under or pursuant to this Agreement; or

(ii)	the Shared Security Agent reasonably believes that it may be subject to any claim (actual or contingent) or dispute in respect of which the Shared Security Agent may make a claim under any indemnity provided by a Primary Creditor under or pursuant to this Agreement, the Shared Security Agent shall not be obliged to apply in accordance with this Clause 18.1 an amount of the Recoveries sufficient to meet the amount estimated by the Shared Security Agent (acting reasonably) of its actual and potential liability in respect of such claim or dispute.

18.2	Primary Creditor's indemnity

(a)	Each Primary Creditor (other than the Agents) shall (in the proportion that its amount of the Recoveries received under paragraph (a)(iv) of Clause 18.1 (Order of application) (the "Specified Recoveries") bears to the aggregate amount of the Specified Recoveries) indemnify the Shared Security Agent and every Receiver and Delegate within five Business Days of demand for any cost, loss or liability (together with any applicable VAT) incurred by them (otherwise than by reason of the relevant Shared Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Shared Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the relevant Shared Security Agent, Receiver or Delegate has been reimbursed by a Debtor pursuant to a Debt Document). The Debtors shall promptly (and in any event within three Business Days of demand), on a joint and several basis, indemnify each Primary Creditor (other than the Agents) against any cost, payment, loss or liability incurred by that Primary Creditor in relation to or arising out of the operation of this Clause 18.2.

(b)	For the avoidance of doubt, the indemnity at paragraph (a) above is given by each Primary Creditor (other than the Agents) as a legally binding indemnity and on a several (but not joint) basis and no Primary Creditor shall be required to make any payment to the Shared Security Agent in respect of an amount claimed by the Shared Security Agent under paragraph (a) above in an amount exceeding the proportion of such claimed amount which is equal to the proportion which its Specified Recoveries bears to the aggregate amount of the Specified Recoveries.

18.3	Prospective liabilities

Following a Distress Event the Shared Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Shared Security Agent with such financial institution (including itself) and for so long as the Shared Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 18.1 (Order of application) in respect of:

(a)	any sum due to any Shared Security Agent, any Receiver or any Delegate; and

(b)	any part of the Liabilities,

that the Shared Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

18.4	Investment of proceeds

Prior to the application of the Security Property in accordance with Clause 18.1 (Order of application), the Shared Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Shared Security Agent with such financial institution (including itself) and for so long as the Shared Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Shared Security Agent's discretion in accordance with the provisions of this Clause 18.

18.5	Currency Conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations the Shared Security Agent may convert any moneys received or recovered by the Shared Security Agent from one currency to another, at the Shared Security Agent's Spot Rate of Exchange for the relevant day.

(b)	The obligations of any Debtor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

18.6	Permitted Deductions

The Shared Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Shared Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

18.7	Good Discharge

(a)	Any payment to be made in respect of the Secured Obligations by the Shared Security Agent may be made to the relevant Agent on behalf of its Primary Creditors.

(b)	Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Shared Security Agent:

(i)	in the case of a payment made in cash, to the extent of that payment; and

(ii)	in the case of a distribution of Non-Cash Recoveries, as determined by Clause 16.2 (Cash value of Non-Cash Recoveries).

(c)	The Shared Security Agent is under no obligation to make the payments to the Agents under paragraph (a) above in the same currency as that in which the Liabilities owing to the relevant Primary Creditor are denominated.

18.8	Calculation of Amounts

For the purpose of calculating any person's share of any sum payable to or by it, the Shared Security Agent shall be entitled to:

(a)	notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Shared Security Agent), that notional conversion to be made at the spot rate at which the Shared Security Agent is able to purchase the notional base currency with the actual currency of the

Liabilities owed to that person at the time at which that calculation is to be made; and

(b)	assume that all moneys received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

19.	The Shared Security Agent

19.1	Shared Security Agent

(a)	Each of the Secured Parties (other than the Shared Security Agent) irrevocably appoints the Shared Security Agent to hold the Security Property for and on behalf of the Secured Parties on the terms contained in this Agreement.

(b)	The Shared Security Agent declares that it shall hold the Security Property on trust for and on behalf of the Secured Parties (other than the Shared Security Agent) on the terms contained in this Agreement.

(c)	Each of the parties to this Agreement agrees that the Shared Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Shared Security Documents (and no others shall be implied).

19.2	No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Shared Transaction Security or to exercise any rights or powers arising under the Shared Security Documents except through the Shared Security Agent.

19.3	Calculation of majorities

(a)	For the purpose of determining the Enforcement Majority Creditors, Majority Creditors, Majority Bondholders, Super Majority Bondholders and Majority Senior Lenders, each Agent shall report to the Shared Security Agent the Credit Participations of those Primary Creditors which the Agent represents which voted in favour of the requisite consent or instruction.

(b)	If any Group of Primary Creditors (an "Action Party") elects to take any action (the "Proposed Action") which, under the terms of this Agreement, requires the consent or instructions of the Majority Creditors or the Enforcement Majority Creditors, but such Action Party does not represent the requisite amount of Credit Participations to constitute the Majority Creditors or Enforcement Majority Creditors (as appropriate), that Action Party may request that the Shared Security Agent instruct the Agents to seek the consent or instructions for the Proposed Action from the Primary Creditors that Agent represents in accordance with the terms of this Agreement. For the avoidance of doubt, the Agents shall be under no obligation by virtue of this provision to actually obtain the consent or instructions of any Primary Creditor. For the avoidance of doubt, the Shared Security Agent shall not be required to seek consent or approval from any Agent if it requires, and has received, consent from an Agent representing Creditors constituting Majority Creditors or Enforcement Majority Creditors, as applicable.

19.4	Instructions to Shared Security Agent and exercise of discretion

(a)	Subject to paragraphs (d) and (e) below, the Shared Security Agent shall act in accordance with any instructions given to it by the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security) or, if so instructed by the Enforcement Majority Creditors refrain from exercising any right, power, authority or discretion vested in it as Shared Security Agent and shall be entitled to assume that (i) any instructions received by it from an Agent, the Primary Creditors or a group of Primary Creditors are duly given in accordance with the terms of the Debt Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)	Without prejudice to Clause 12 (Enforcement of Shared Transaction Security), the Shared Security Agent shall be entitled to request instructions, or clarification of any direction, from the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Shared Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)	Save as provided in Clause 12 (Enforcement of Shared Transaction Security), any instructions given to the Shared Security Agent by Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security) shall override any conflicting instructions given by any other Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Shared Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Shared Security Agent's own position in its personal capacity as opposed to its role of Shared Security Agent for the Secured Parties including, without limitation, the provisions set out in Clauses 19.6 (Shared Security Agent's discretions) to Clause 19.21 (Disapplication);

(iv)	in respect of the exercise of the Shared Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 18.1 (Order of application);

(B)	Clause 18.3 (Prospective liabilities); and

(C)	Clause 18.6 (Permitted Deductions).

(e)	If giving effect to instructions given by the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security) would (in the Shared Security Agent's opinion) have an effect equivalent to an Intercreditor Amendment, the Shared Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Shared Security Agent) whose consent would have been required in respect of that Intercreditor Amendment.

(f)	In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)	it has not received any instructions from the Enforcement Majority Creditors then entitled to give the Shared Security Agent instructions to enforce the Shared Transaction Security in accordance with Clause 12 (Enforcement of Shared Transaction Security) as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Shared Security Agent shall do so having regard to the interests of all the Secured Parties.

19.5	Shared Security Agent's Actions

(a)	Without prejudice to the provisions of Clause 12 (Enforcement of Shared Transaction Security), the Shared Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Debt Documents as it considers in its discretion to be appropriate.

(b)	Notwithstanding any provision in this Agreement, the Shared Security Agent may refrain from taking any action unless it is indemnified to its reasonable satisfaction.

19.6	Shared Security Agent's discretions

The Shared Security Agent may:

(a)	assume (unless it has received actual notice to the contrary from one of the Agents) that (i) no Default has occurred and no Debtor is in breach of or default under its obligations under any of the Debt Documents and (ii) any right, power, authority or discretion vested by any Debt Document in any person has not been exercised;

(b)	if it receives any instructions or directions under Clause 12 (Enforcement of Shared Transaction Security) to take any action in relation to the Shared Transaction Security, assume that all applicable conditions under the Debt Documents for taking that action have been satisfied;

(c)	engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Shared Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)	rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Creditor or a Debtor, upon a certificate signed by or on behalf of that person; and

(e)	notwithstanding any provision of any Debt Document to the contrary, the Shared Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

19.7	Shared Security Agent's obligations

The Shared Security Agent shall promptly:

(a)	copy to each Agent the contents of any notice or document received by it from any Debtor under any Debt Document;

(b)	forward to a Party the original or a copy of any document which is delivered to the Shared Security Agent for that Party by any other Party (including, without limitation, any enforcement instruction) provided that, except where a Debt Document expressly provides otherwise, the Shared Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(c)	inform each Agent of the occurrence of any Default or any default by a Debtor in the due performance of or compliance with its obligations under any Debt Document of which the Shared Security Agent has received notice from any other Party; and

(d)	to the extent a Party (other than the Shared Security Agent) is required to calculate a Common Currency Amount, and upon a request by that Party, notify that Party of the Shared Security Agent's Spot Rate of Exchange for the relevant day.

19.8	Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Shared Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred, (ii) the performance, default or any breach by a Debtor of its obligations under any of the Debt Documents or (iii) whether any other event specified in any Debt Document has occurred;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)	be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty; or

(d)	have or be deemed to have any relationship of trust or agency with any Debtor.

19.9	Exclusion of liability

None of the Shared Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Shared Security Agent or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)	any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Debt Documents, the Security Property or otherwise, whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(d)	the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Debt Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Debt Documents or the Security Property; or

(e)	any shortfall which arises on the enforcement or realisation of the Security Property.

19.10	No proceedings

(a)	Subject to paragraph (b) below, no Party (other than the Shared Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Shared Security Agent, a Receiver or a

Delegate in respect of any claim it might have against the Shared Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Shared Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Rights Act.

(b)	No provision of this Clause 19.10 shall be construed to relieve any officer, employee or agent of the Shared Security Agent, a Receiver or a Delegate from liability for its own gross negligence or wilful misconduct.

19.11	Own responsibility

Without affecting the responsibility of any Debtor for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Shared Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy and enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Shared Security Agent or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Shared Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Shared Security Agent that it has not relied on and will not at any time rely on the Shared Security Agent in respect of any of these matters.

19.12	No responsibility to perfect Shared Transaction Security

The Shared Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Debt Documents or the Shared Transaction Security;

(c)	register, file or record or otherwise protect any of the Shared Transaction Security (or the priority of any of the Shared Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Debt Documents or of the Shared Transaction Security;

(d)	take, or to require any of the Debtors to take, any steps to perfect its title to any of the Charged Property or to render the Shared Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Shared Security Documents.

19.13	Insurance by Shared Security Agent

(a)	The Shared Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Debt Documents. The Shared Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)	Where the Shared Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless an Agent shall have requested it to do so in writing and the Shared Security Agent shall have failed to do so within fourteen days after receipt of that request.

19.14	Custodians and nominees

The Shared Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Shared Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Shared Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person, to the extent such appointment has been made without gross negligence or wilful misconduct.

19.15	Acceptance of title

The Shared Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Debtors may have to any of the Charged Property and shall not be liable for or bound to require any Debtor to remedy any defect in its right or title.

19.16	Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Shared Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Shared Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

19.17	Business with the Debtors

The Shared Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Debtors.

19.18	Winding up of trust

If the Shared Security Agent, with the approval of each of the Agents, determines that (a) all of the Secured Obligations have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor pursuant to the Debt Documents:

(a)	the trusts set out in this Agreement shall be wound up and the Shared Security Agent shall release, without recourse or warranty, all of the Shared Transaction Security and the rights of the Shared Security Agent under each of the Shared Security Documents; and

(b)	any Retiring Shared Security Agent shall release, without recourse or warranty, all of its rights under each of the Shared Security Documents.

19.19	Powers supplemental

The rights, powers and discretions conferred upon the Shared Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Shared Security Agent by general law or otherwise.

19.20	Trustee division separate

(a)	In acting as trustee for the Secured Parties, the Shared Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)	If information is received by another division or department of the Shared Security Agent, it may be treated as confidential to that division or department and the Shared Security Agent shall not be deemed to have notice of it.

19.21	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Shared Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

19.22	Intra-Group Lenders and Debtors: Power of Attorney

(a)	Subject to paragraph (c) below, each Debtor by way of security for its obligations under this Agreement irrevocably appoints the Shared Security Agent to be its attorney to do anything which that Debtor has authorised the Shared Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Shared Security Agent may delegate that power on such terms as it sees fit).

(b)	Subject to paragraph (c) below, each Intra-Group Lender by way of security for its obligations under this Agreement irrevocably appoints the Shared Security Agent to be its attorney to do anything which that Intra-Group Lender has authorised the Shared Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do within five (5) Business Days of being notified in writing by the Shared Security Agent of its failure to do such act (provided that no such prior written notice shall be required if an Event of Default has occurred and is continuing) (and the Shared Security Agent may delegate that power on such terms as it sees fit).

(c)	The power of attorney in this Clause 19.22 shall not apply to any transaction, matter or other step which the Company is required to do under Clause 9 (UHG Stockpile Adjustment Ratio).

20.	Change of Shared Security Agent and Delegation

20.1	Resignation of the Shared Security Agent

(a)	The Shared Security Agent may resign and appoint one of its Affiliates as successor by giving 30 days' prior notice to the Company and the Agents.

(b)	Alternatively the Shared Security Agent may resign by giving 30 days' prior notice to the other Parties in which case the Enforcement Majority Creditors (after consultation with the Company) may (but are not obliged to) appoint a successor Shared Security Agent.

(c)	If the Enforcement Majority Creditors have not appointed a successor Shared Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Shared Security Agent (after consultation with the Agents and the Company) may appoint a successor Shared Security Agent.

(d)	The retiring Shared Security Agent (the "Retiring Shared Security Agent") shall, at its own cost, make available to the successor Shared Security Agent such documents and records and provide such assistance as the successor Shared Security Agent may reasonably request for the purposes of performing its functions as Shared Security Agent under the Debt Documents.

(e)	The Shared Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Security Property to that successor.

(f)	Upon the appointment of a successor, the Retiring Shared Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (b) of Clause 19.18 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Shared Security Agent, remain entitled to the benefit of Clauses 19 (The Shared Security Agent), 23.1 (Debtors' indemnity). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)	The Majority Creditors may (after consultation with the Company), by notice to the Shared Security Agent, require the Shared Security Agent to resign in accordance with paragraph (b) above. In this event, the Shared Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Company.

20.2	Delegation

(a)	Each of the Shared Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Debt Documents.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Shared Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

20.3	Additional Shared Security Agent

(a)	The Shared Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Shared Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Shared Security Agent shall give prior notice to the Company and each of the Agents of that appointment.

(b)	Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Shared Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	The remuneration that the Shared Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Shared Security Agent.

21.	Changes to the Parties

21.1	Assignments and transfers

No Party may assign any of its rights or transfer any of its rights and obligations in respect of any Debt Documents or the Liabilities except as permitted by this Clause 21.

21.2	Change of Senior Lender

A Senior Lender may assign any of its rights or transfer by novation any of its rights and obligations in respect of any Debt Document or the Liabilities if:

(a)	that assignment or transfer is in accordance with the terms of the Senior Facility Agreement; and

(b)	any assignee or transferee has (if not already party to this Agreement as a Senior Lender) acceded to this Agreement, as a Senior Lender, pursuant to Clause 21.6 (Creditor/Agent Accession Undertaking) provided that this paragraph (b) shall not apply in respect of any Liabilities Acquisition of the Senior Debt Liabilities by a member of the Group permitted under the Senior Facility Agreement and pursuant to which the relevant Liabilities are discharged and any related commitments cancelled in full substantially contemporaneously with such Liabilities Acquisitions.

21.3	Change of Agent or Senior Security Agent

No person shall become an Agent or the Senior Security Agent unless at the same time, it accedes to this Agreement as Agent or the Senior Security Agent, as applicable, pursuant to Clause 21.6 (Creditor/Agent Accession Undertaking).

21.4	Change of Intra-Group Lender

Subject to Clause 5.4 (Acquisition of Intra-Group Liabilities) and to the terms of the other Debt Documents, any Intra-Group Lender may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

in respect of the Intra-Group Liabilities to another member of the Group provided that, if the assignee or transferee is:

(i)	a Debtor; or

(ii)	a member of the Group (other than a Debtor) and the Intra-Group Liabilities assigned or transferred constitutes a Qualifying Intra-Group Loan,

such assignee or transferee has (if not already a Party as an Intra-Group Lender) acceded to this Agreement as an Intra-Group Lender, pursuant to Clause 21.6 (Creditor/Agent Accession Undertaking).

21.5	New Intra-Group Lender

(a)	If any Debtor makes any loan to or grants any credit to or makes any other Indebtedness available to any other Debtor, the Parent will procure that the Debtor giving that loan, granting that credit or making that other Indebtedness available (if not already a Party as an Intra-Group Lender) accedes to this Agreement as an Intra-Group Lender, pursuant to Clause 21.6 (Creditor/Agent Accession Undertaking).

(b)	If any member of the Group (other than any Debtor) makes any loan to or grants any credit to or makes any other Indebtedness available to any Debtor and the aggregate outstanding amount of all such loans, credits, or other Indebtedness from such member of the Group or another member of the Group (other than any Debtor) to such Debtor is in excess of $5,000,000 (a “Qualifying Intra-Group Loan”), the Parent will procure that such member of the Group (if not already a Party as an Intra-Group Lender) accedes to this Agreement as an Intra-Group Lender pursuant to Clause 21.6 (Creditor/Agent Accession Undertaking) no later than 15 days of the date on which such member of the Group makes such Qualifying Intra-Group Loan available (the “Accession Date”) unless such Qualifying Intra-Group Loan is repaid or otherwise discharged in full on or before the Accession Date.

(c)	Any accession to this Agreement of a Debtor or other member of the Group as an Intra-Group Lender pursuant to paragraph (a) or (b) above shall be subject to any limitations set out in the relevant Creditor/Agent Accession Undertaking as may be required to ensure that the accession of such Debtor or other member of the Group as an Intra-Group Lender would not give rise to or result in any conflict with or violation of applicable law (or risk of personal or criminal liability for the officers, directors, managers or shareholders of any member of the Group).

(d)	For the avoidance of doubt, if any shareholder of a member of the Group which is not itself a member of the Group (a "Third Party") makes any loan to or grants any credit to or makes any other Indebtedness available to a member of the Group (to the extent otherwise permitted under the Primary Documents), such Third Party shall not be required to accede to this Agreement as an Intra-Group Lender.

21.6	Creditor/Agent Accession Undertaking

With effect from the date of acceptance by the Shared Security Agent of a Creditor/Agent Accession Undertaking duly executed and delivered to the Shared Security Agent by the relevant acceding party or, if later, the date specified in that Creditor/Agent Accession Undertaking:

(a)	any Party ceasing entirely to be a Creditor or Agent shall be discharged from further obligations towards the Shared Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)	as from that date, the replacement or new Creditor or Agent shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Agreement in that capacity.

21.7	New Debtor

(a)	If any member of the Group incurs any Liabilities under the Primary Documents or gives any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities under the Primary Documents, the Debtors will procure that the person giving that assurance accedes to this Agreement as a Debtor, in accordance with paragraph (b) below, no later than contemporaneously with the incurrence of those Liabilities or the giving of that assurance.

(b)	With effect from the date of acceptance by the Shared Security Agent of a Debtor Accession Deed duly executed and delivered to the Shared Security Agent by the new Debtor or, if later, the date specified in the Debtor Accession Deed, the new Debtor shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement as a Debtor.

(c)	Any accession to this Agreement of a Debtor pursuant to paragraph (a) above shall be subject to any limitations set out in the relevant Debtor Accession Deed as may be required in accordance with the Guarantee Limitations.

21.8	Additional parties

(a)	Each of the Parties appoints the Shared Security Agent to receive on its behalf each Creditor/Agent Accession Undertaking and Debtor Accession Deed delivered to the Shared Security Agent and the Shared Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the relevant Senior Finance Document or Bond Document.

(b)	The Shared Security Agent shall only be obliged to sign and accept a Creditor/Agent Accession Undertaking received by it once it is satisfied that it has complied with all necessary "know your customer" or similar other checks under all applicable laws and regulations in relation to the accession by the prospective party to this Agreement.

(c)	Each Party shall promptly upon the request of the Shared Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Shared Security Agent (for itself) from time to time in order for the Shared Security Agent to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations.

21.9	Resignation of a Debtor

(a)	The Company may request that a Debtor ceases to be a Debtor (other than the Company) by delivering to the Shared Security Agent a Debtor Resignation Request.

(b)	The Shared Security Agent shall accept a Debtor Resignation Request and notify the Company and each other Party of its acceptance if:

(i)	the Company has confirmed that no Default is continuing or would result from the acceptance of the Debtor Resignation Request;

(ii)	to the extent the Senior Discharge Date has not occurred, the Senior Agent notifies the Shared Security Agent that the Debtor is not, or has ceased to be, a Guarantor under, and as defined in, the Senior Facility Agreement; and

(iii)	to the extent the Bond Liabilities Discharge Date has not occurred, the Bond Trustee notifies the Shared Security Agent that the Debtor is not, or has ceased to be, a Guarantor under, and as defined in, the Bond Indenture.

(c)	Upon notification by the Shared Security Agent to the Company of its acceptance of the resignation of a Debtor, that member of the Group shall cease to be a Debtor and shall have no further rights or obligations under this Agreement as a Debtor.

(d)	Notwithstanding the above, if a Debtor:

(i)	ceases to be a member of the Group pursuant to any disposal or other transaction which is not prohibited under the Primary Documents; or

(ii)	automatically ceases to have any obligations as a guarantor under the applicable Primary Documents,

any rights and obligations of that Debtor under this Agreement shall automatically terminate.

(e)	Upon any resignation of a Debtor in accordance with this Clause 21.9, if such Debtor was also an Intra-Group Lender, such Debtor shall cease to be an Intra-

Group Lender and shall have no further rights or obligations under this Agreement as an Intra-Group Lender.

21.10	Resignation of Intra-Group Lender

If all Intra-Group Liabilities owed by the Debtors to an Intra-Group Lender which is not a Debtor has been repaid or otherwise discharged in full, that Intra-Group Lender shall automatically cease to be Party to this Agreement as an Intra-Group Lender and shall have no further rights or obligations under this Agreement as an Intra-Group Lender.

22.	Costs and Expenses

22.1	Shared Security Agent's ongoing costs

In the event of (i) an Event of Default which is continuing or (ii) the Shared Security Agent being requested by a Debtor or an Agent to undertake duties which the Shared Security Agent and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Shared Security Agent under the Debt Documents, the Company shall pay to the Shared Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them in accordance with the Fee Letter.

22.2	Transaction expenses

The Company shall, promptly and in any event within ten Business Days of demand (attaching relevant invoices where available), pay the Shared Security Agent the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Shared Security Agent and any Receiver or Delegate in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Shared Transaction Security; and

(b)	any other Debt Documents executed after the date of this Agreement,

provided that, unless an Event of Default has occurred and is continuing, any legal fees to be incurred shall be approved in advance by the Company (acting reasonably) and the Company’s obligations under this Clause 22.2 in respect of legal fees shall be limited to legal fees of only one law firm with respect to each relevant jurisdiction.

22.3	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify the Shared Security Agent against any cost, loss or liability the Shared Security Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document.

22.4	Enforcement and preservation costs

The Company shall, within three Business Days of demand, pay to the Shared Security Agent the amount of all costs and expenses (including legal, filing and registration fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Debt Document and the Shared Transaction Security and any proceedings instituted by or against the Shared Security Agent as a consequence of taking or holding the Shared Transaction Security or enforcing these rights.

22.5	Shared Security Agent's management time

Any amount payable to the Shared Security Agent under Clause 23.1 (Debtors' indemnity) and this Clause 22 shall include the cost of utilising the Shared Security Agent's management time or other resources and will be calculated on the basis that may be agreed between the Shared Security Agent and the Company in the Fee Letter.

23.	Indemnities

23.1	Debtors' indemnity

The Debtors jointly and severally shall promptly indemnify the Shared Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them:

(a)	in relation to or as a result of:

(i)	any failure by the Company to comply with obligations under Clause 22 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Shared Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Shared Security Agent, each Receiver and each Delegate by the Debt Documents or by law;

(v)	any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors, a Financial Adviser or other professional advisers or experts as permitted under this Agreement;

(vii)	acting as the Shared Security Agent, Receiver or Delegate under the Primary Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the Shared Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct); or

(b)	which otherwise relates to any of the Security Property or the performance of the terms of this Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

23.2	Priority of indemnity

The Shared Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 23.1 (Debtors' indemnity) and shall have a lien on the Shared Transaction Security and the proceeds of the enforcement of the Shared Transaction Security for all moneys payable to it.

24.	Information

24.1	Information and dealing

(a)	The Primary Creditors shall provide to the Shared Security Agent from time to time (through their respective Agents) any information that the Shared Security Agent may reasonably specify as being necessary or desirable to enable the Shared Security Agent to perform its functions as trustee.

(b)	Each Senior Finance Party shall deal with the Shared Security Agent exclusively through the Senior Agent.

(c)	Each Bond Party shall deal with the Shared Security Agent exclusively through the Bond Trustee.

24.2	Disclosure

Notwithstanding any agreement to the contrary, each of the Debtors consents, until the Final Discharge Date, to the disclosure by any of the Primary Creditors, the Agents and the Shared Security Agent to each other (whether or not through an Agent or the Shared Security Agent) of such information concerning the Debtors as any Primary Creditor, any Agent or the Shared Security Agent shall see fit and each such Party agrees to the disclosure of any information to any Primary Creditor who is not a party to this Agreement, provided that, in each case, such disclosure would not result in breach of the rules governing the listing of securities in the Stock Exchange of Hong Kong.

24.3	Notification of prescribed events

(a)	If a Senior Event of Default either occurs or ceases to be continuing the Senior Agent shall, upon becoming aware of that occurrence or cessation, notify the Shared Security Agent and the Shared Security Agent shall, upon receiving that notification, notify the other Agents.

(b)	If a Bond Event of Default either occurs or ceases to be continuing the Bond Trustee shall, upon becoming aware of that occurrence or cessation, notify the Shared Security Agent and the Shared Security Agent shall, upon receiving that notification, notify the other Agents.

(c)	If a Senior Acceleration Event occurs the Senior Agent shall notify the Shared Security Agent and the Shared Security Agent shall, upon receiving that notification, notify each other Party.

(d)	If a Bond Acceleration Event occurs the Bond Trustee shall notify the Shared Security Agent and the Shared Security Agent shall, upon receiving that notification, notify each other Party.

(e)	If the Shared Security Agent intends to enforce, or takes formal steps to enforce, any of the Shared Transaction Security it shall notify each Party of that action.

(f)	If any Primary Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any Shared Assurance it shall notify the Shared Security Agent and the Shared Security Agent shall, upon receiving that notification, notify each Party of that action.

(g)	If any Primary Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any Non-Shared Security, it shall notify the Shared Security Agent and the Shared Security Agent shall, upon receiving that notification, notify each Party of that action.

25.	Notices

25.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

25.2	Shared Security Agent's communications with the Senior Finance Parties

The Shared Security Agent shall be entitled to carry out all dealings with the Senior Finance Parties through the Senior Agent and may give to the Senior Agent any notice or other communication required to be given by the Shared Security Agent to a Senior Finance Party.

25.3	Shared Security Agent's communications with the Bond Parties

The Shared Security Agent shall be entitled to carry out all dealings with the Bond Parties through the Bond Trustee and may give to the Bond Trustee any notice or other communication required to be given by the Shared Security Agent to a Bond Party.

25.4	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is that identified with its name below (and in relation to any other Party which is not a Party to this Agreement as at the date of this Agreement, that notified in writing to the Shared Security Agent on or prior to the date on which it becomes a Party) or any substitute address, fax number or department or officer which that Party may notify to the

Shared Security Agent (or the Shared Security Agent may notify to the other Parties, if a change is made by the Shared Security Agent) by not less than five Business Days' notice.

25.5	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 25.4 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Shared Security Agent will be effective only when actually received by the Shared Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Shared Security Agent's signature below (or any substitute department or officer as the Shared Security Agent shall specify for this purpose).

(c)	Any communication or document made or delivered to the Company in accordance with this Clause 25.5 will be deemed to have been made or delivered to each of the Debtors.

25.6	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 25.4 (Addresses) or changing its own address or fax number, the Shared Security Agent shall notify the other Parties.

25.7	Electronic communication

(a)	Any communication to be made between the Shared Security Agent, an Agent or a Primary Creditor under or in connection with this Agreement may be made by electronic mail or other electronic means, if the Shared Security Agent and the relevant Agent or a relevant Primary Creditor:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Shared Security Agent, an Agent and a Primary Creditor will be effective only when actually received in readable form and in the case of any electronic communication made by a Primary Creditor to the Shared Security Agent only if it is addressed in such a manner as the Shared Security Agent shall specify for this purpose.

25.8	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Shared Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document or is otherwise required by applicable law.

26.	Preservation

26.1	Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

26.2	No impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

26.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm this Agreement. No election to affirm this Agreement on the part of any Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

26.4	Waiver of defences

The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Clause 26.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b)	the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or other person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or Security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or Security;

(g)	any intermediate Payment of any of the Liabilities owing to the Primary Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

26.5	Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a)	not be affected by any reduction or increase in the principal amount secured by the Shared Transaction Security in respect of the Liabilities owing to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c)	secure the Liabilities owing to the Primary Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

27.	Consents, Amendments and Override

27.1	Required consents

Subject to Clause 27.4 (Exceptions), this Agreement may be amended or waived only with the consent of the Company and each Agent acting on behalf of the Primary Creditors of which it is the Agent.

27.2	Amendments and Waivers: Shared Security Documents

(a)	Subject to paragraph (b) below and to Clause 27.4 (Exceptions) and unless the provisions of any Senior Finance Documents or Bond Documents expressly provide otherwise, the Shared Security Agent may, if authorised by each of the Agents, and if the Company consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Shared Security Documents which shall be binding on each Party.

(b)	For the avoidance of doubt, paragraph (a) above is without prejudice to any amendment, waiver or consent in relation to any Shared Security Document or any release of the Shared Transaction Security which is permitted under Clause 14 (Non-Distressed Disposals).

27.3	Effectiveness

Any amendment, waiver or consent given in accordance with this Clause 27 will be binding on all Parties and the Shared Security Agent may effect, on behalf of any Agent or Primary Creditor, any amendment, waiver or consent permitted by this Clause 27.

27.4	Exceptions

(a)	If the amendment, waiver or consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)	in the case of a Primary Creditor, in a way which affects or would affect Primary Creditors of that Party's class generally; or

(ii)	in the case of a Debtor, to the extent consented to by the Company under paragraph (a) of Clause 27.2 (Amendments and Waivers: Shared Security Documents),

the consent of that Party is required.

(b)	An amendment, waiver or consent which relates to the rights or obligations of an Agent, the Senior Security Agent or the Shared Security Agent (including, without limitation, any ability of the Shared Security Agent to act in its discretion under this Agreement) may not be effected without the consent of that Agent or, as the case may be, the Senior Security Agent or the Shared Security Agent.

(c)	An amendment or waiver of this Agreement or any Shared Security Document that has the effect of changing or which relates to curing defects, resolving ambiguities or reflecting changes of a minor, technical or administrative nature may be made by the Company and the Shared Security Agent without the need for consent from any other Party.

27.5	Agreement to override

(a)	Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary. In the event of any inconsistency between this Agreement and any other Debt Document, this Agreement shall prevail to the extent of the inconsistency.

(b)	Notwithstanding anything to the contrary in this Agreement, paragraph (a) above will not cure, postpone, waive or negate in any manner any default or event of default (howsoever described) under any Debt Document as between any Creditor and any Debtor that are party to that Debt Document.

28.	The Joint Provisional Liquidators

28.1	Representation

The Joint Provisional Liquidators represent and warrant that it is within their powers and as at the date of this Agreement they have, or will have, obtained the sanction and consent from the Cayman Court to enter into, perform and deliver this Agreement as agents and without personal liability for and on behalf of the Parent.

28.2	No personal liability of the Joint Provisional Liquidators

The Parties hereby agree and acknowledge that:

(a)	the Joint Provisional Liquidators execute this Agreement solely for the purpose of taking the benefit of those of its provisions which confer a benefit on them;

(b)	neither the Joint Provisional Liquidators nor their agents, employees, firm, partner, member, advisers or representatives shall incur any personal liability whatsoever under this Agreement or under any deed, instrument or document entered into under or in connection with it and that the Joint Provisional Liquidators at all times act only as agents of the Parent and without personal liability;

(c)	except as expressly provided in Clause 28.1 (Representation), the Joint Provisional Liquidators, their agents, employees, firm, partners, members, advisors and representatives give and have given no warranties or representations (express or implied) in respect of any matter forming the subject of this Agreement or any documentation ancillary thereto or related to it (and, for the avoidance of doubt, such warranties or representations are expressly excluded); and

(d)	the provisions of this Agreement are fair and reasonable in the context of a company with provisional liquidators appointed.

29.	Contractual Recognition of Bail-In

Notwithstanding any other term of any Debt Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Debt Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Debt Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

30.	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

31.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by the laws of England and Wales.

32.	Enforcement

32.1	Dispute Resolution

(a)	Subject to Clause 32.2 ("Secured Parties' Option") and, for the avoidance of doubt without prejudice to paragraph (j) of Clause 9 (UHG Stockpile Adjustment Ratio), any dispute, controversy or claim arising in any way out of or in connection with this Agreement (including, without limitation; (1) any question relating to contractual, pre-contractual or non-contractual rights, obligations or liabilities; and (2) any issue as to the existence, validity or termination of this Agreement) (a "Dispute") shall be referred to and finally resolved by binding arbitration proceedings administered by the Hong Kong International Arbitration Centre ("HKIAC") in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with such rules (the "Rules"), which Rules are deemed to be incorporated by reference into this Clause and as may be amended by the rest of this Clause.

(b)	The tribunal shall consist of three arbitrators who shall be appointed in accordance with the Rules.

(c)	The seat of the arbitration shall be Hong Kong SAR. This arbitration agreement shall be governed by the laws of the Hong Kong SAR.

(d)	The language of the arbitration proceedings shall be English.

(e)	Any award of the tribunal shall be made in writing and shall be final and binding on the parties from the day it is made. The parties undertake to carry out any award without delay.

(f)	The parties agree that any Dispute(s) arising out of or in connection with this Agreement and/or any other Primary Document may be determined together, by way of joinder and/or consolidation and/or multiple claims being heard together in a single arbitration, in accordance with the Rules. Where joinder or consolidation occurs, or multiple claims are heard together in a single arbitration, the Parties to all such arbitration(s) shall be deemed to have waived their right to designate an arbitrator. The Parties waive any objection, on the basis of joinder, consolidation or multiple claims being heard together in a single arbitration, to the validity and/or enforcement of any award made by the arbitral tribunal in the arbitration or consolidated proceedings, in so far as such waiver can validly be made.

(g)	Each of the Debtors consent to, and will not object to, the referral to and resolution of any Dispute through arbitration pursuant to this Clause 32.1.

(h)	Nothing in this Clause 32.1 shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction.

32.2	Secured Parties' Option

Before any Secured Party has filed a Notice of Arbitration or Answer to the Notice of Arbitration as defined in the Rules (as the case may be), any Secured Party may by notice in writing to all other parties require that all Disputes or a specific Dispute be heard by a court of law. If a Secured Party gives such notice, the Dispute(s) to which such notice refers shall be determined in accordance with Clause 32.3 (Jurisdiction of English courts).

32.3	Jurisdiction of English courts

(a)	In the event that a Secured Party issues a notice pursuant to Clause 32.2 (Secured Parties' Option), the provisions of this Clause 32.3 shall apply.

(b)	Subject to paragraph (d) below, the courts of England have exclusive jurisdiction to settle any Dispute.

(c)	Subject to paragraph (d) below, the parties to this Agreement agree that the courts of England and Wales are the most appropriate and convenient courts to settle any Disputes and accordingly no party to this Agreement will argue to the contrary.

(d)	This Clause 32.3 is for the benefit of the Secured Parties only. As a result, and notwithstanding paragraph (a) and (b) of this Clause 32.3, any Secured Party may take proceedings relating to a Dispute in any other court(s) with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

32.4	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law:

(i)	each Debtor:

(A)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B)	agrees that failure by a process agent to notify the relevant Debtor of the process will not invalidate the proceedings concerned;

(b)	If any person appointed as an agent for service of process is unable under this Clause 32.4 (Service of process) to so act, the Company (on behalf of all Debtors), must immediately (and in any event within five (5) days of such event taking place) appoint another agent on terms acceptable to each Agent. Failing this, the Agents may (after consultation with each other) appoint another agent for this purpose.

(c)	Each Debtor expressly agrees and consents to the provisions of Clause 31 (Governing Law) and this Clause 32.

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Intra-Group Lenders and the Debtors and is intended to be and is delivered by them as a deed on the date specified above.

Schedule 1
The Original Senior Lenders

BNP Paribas Singapore Branch

Industrial and Commercial Bank of China Limited

ICBC London plc

Schedule 2
Form of Creditor/Agent Accession Undertaking

To:	[Insert full name of current Shared Security Agent] for itself and each of the other parties to the Intercreditor Agreement referred to below.

[To:	[Insert full name of the current Senior Agent] as Senior Agent]

From:	[Acceding Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee]

THIS UNDERTAKING is made on [date] by [insert full name of new Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee/Intra-Group Lender] (the "Acceding [Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee/Intra-Group Lender]") in relation to the intercreditor agreement (the "Intercreditor Agreement") dated [•] between, among others, Energy Resources LLC as company, Madison Pacific Trust Limited as shared security agent, Madison Pacific Trust Limited as senior agent, The Bank of New York Mellon as bond trustee, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement). Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee/Intra-Group Lender] being accepted as a [Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee/Intra-Group Lender] for the purposes of the Intercreditor Agreement, the Acceding [Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee/Intra-Group Lender] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee/Intra-Group Lender] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee/Intra-Group Lender] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement [subject to the following limitations: [include any applicable limitations in accordance with Clause 21.5(c) in the case of an Acceding Intra-Group Lender]].

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above [and is executed as a deed by the Acceding Intra-Group Lender and is delivered on the date stated above].

Acceding [Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee/Intra-Group Lender]

[EXECUTED as a DEED]

[insert full name of Acceding Senior Lender/Senior Agent/Senior Security Agent/Bond Trustee/Intra-Group Lender]

By:

Address:

Fax:

Accepted by the Shared Security Agent

for and on behalf of
[Insert full name of current Shared Security Agent]
Date:

Schedule 3
Form of Debtor Accession Deed

THIS AGREEMENT is made on [•] and made between:

[Insert Full Name of New Debtor] (registration number [•]) (the "Acceding Debtor"); and

[Insert Full Name of Current Shared Security Agent] (the "Shared Security Agent"), for itself and each of the other parties to the Intercreditor Agreement referred to below.

This agreement is made on [date] by the Acceding Debtor in relation to an intercreditor agreement (the "Intercreditor Agreement") dated [•] between, among others, Energy Resources LLC as company, Madison Pacific Trust Limited as shared security agent, Madison Pacific Trust Limited as senior agent, The Bank of New York Mellon as bond trustee, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement).

The Acceding Debtor intends to [incur Intra-Group Liabilities under]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under] the Debt Documents.

IT IS AGREED as follows:

Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

(a)	The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement [provided that all Guarantee Liabilities and other Liabilities of the Acceding Debtor shall be subject to the following limitations: [include any applicable guarantee limitations in accordance with the Guarantee Limitations]].

(b)	[In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement [subject to the following limitations: [include any applicable limitations in accordance with Clause 21.5(c)]].2

(c)	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, English law.

THIS AGREEMENT has been signed on behalf of the Shared Security Agent and executed as a deed by the Acceding Debtor and is delivered on the date stated above.

______________________

[2]	Include this paragraph in the relevant Debtor Accession Deed if the Acceding Debtor is also to accede as an Intra-Group Lender to the Intercreditor Agreement.

The Acceding Debtor

[EXECUTED AS A DEED	)

By: [Full Name of Acceding Debtor]	)

Director

Director/Secretary

OR

[EXECUTED AS A DEED By: [Full name of Acceding Debtor]

Signature of Director

Name of Director

in the presence of
Signature of witness

Name of witness

Address of witness

Occupation of witness]

Address for notices:

Address:

Fax:

The Shared Security Agent

[Full Name of Current Shared Security Agent]

By:

Date:

Schedule 4
Form of Debtor Resignation Request

To:	[Insert full name of current Shared Security Agent] for itself and each of the other parties to the Intercreditor Agreement referred to below.

From:	[Insert name of resigning Debtor] and the Company

Dated:	[•]

We refer to the intercreditor agreement (the "Intercreditor Agreement") dated [•] between, among others, Energy Resources LLC as company, Madison Pacific Trust Limited as shared security agent, Madison Pacific Trust Limited as senior agent, The Bank of New York Mellon as bond trustee, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement). Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Debtor Resignation Request, bear the same meanings when used in this Debtor Resignation Request.

Pursuant to Clause 21.9 (Resignation of a Debtor) of the Intercreditor Agreement we request that [resigning debtor] be released from its obligations as a Debtor under the Intercreditor Agreement.

We confirm that no Default is continuing or would result from the acceptance of this request.

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

The Company	[Resigning Debtor]

By:	By:

Name:	Name:

Title:	Title:

Schedule 5
Shared Security Documents

Name of Debtor	Shared Security Document
United Power	Immovable property pledge agreement granted by United Power over the 18MW power plant building in relation to the UHG Coal Mine
Enrestechnology	Immovable property pledge agreement granted by Enrestechnology over coal wash plant modules in relation to the UHG Coal Mine
UKWS	Immovable property pledge agreement granted by UKWS over water facilities in relation to the UHG Coal Mine
The Parent	Share charge granted by the Parent over its shares in MCCL
MCCL	Share pledge granted by MCCL over its shares in MCCSÀRL
ER	Share pledge granted by ER over its shares in Enrestechnology
ER	Share pledge granted by ER over its shares in UKWS
ER	Share pledge granted by ER over its shares in United Power
ER	Assignment agreement granted by ER in respect of the DSRA

Schedule 6
Original Debtors

Name of Debtor	Jurisdiction of Incorporation and Registration number (or equivalent, if any)
Energy Resources LLC	Mongolia, 2887746
Mongolian Mining Corporation (In Provisional Liquidation)	Cayman Islands, 240791
Mongolian Coal Corporation Limited	Hong Kong, 1467992
Mongolian Coal Corporation S.À R.L.	Luxembourg, B154474
Energy Resources Corporation LLC	Mongolia, 5400961
Energy Resources Rail LLC	Mongolia, 5241111
Tavan Tolgoi Airport LLC	Mongolia, 3614476
Enrestechnology LLC	Mongolia, 3614107
Ukhaa Khudag Water Supply LLC	Mongolia, 3614085
United Power LLC	Mongolia, 3614077
[Gobi Road]	[Mongolia, 5366062]

SIGNATURES

The Company as an Original Debtor and an Intra-Group Lender

EXECUTED AS A DEED

By: ENERGY RESOURCES LLC

/s/	Signature of Director

Name of Director

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:

Attention:

Signature page to MMC Intercreditor Agreement

The Parent as an Original Debtor and an Intra-Group Lender

EXECUTED AS A DEED

On behalf of the Parent:

For and on behalf of MONGOLIAN MINING CORPORATION (IN PROVISIONAL LIQUIDATION) acting by one of its Joint Provisional Liquidators as agent and without personal liability

Name: Simon Conway Title: Joint Provisional Liquidator of the Parent

In their personal capacity: For and on behalf of Simon Conway and Christopher So Man Chun in their capacity as joint provisional liquidators of the Company and without personal liability

Name: Simon Conway Title: Joint Provisional Liquidator of the Parent

Name: Christopher So Man Chun

Title: Joint Provisional Liquidator of the Parent

Signature page to MMC Intercreditor Agreement

MCCL as an Original Debtor and an Intra-Group Lender EXECUTED AS A DEED
By: MONGOLIAN COAL CORPORATION LIMITED

/s/	Signature of Director

Name of Director

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:
Attention:

Signature page to MMC Intercreditor Agreement

MCCSÀRL as an Original Debtor and an Intra-Group Lender EXECUTED AS A DEED
By: MONGOLIAN COAL CORPORATION S.À R.L.

/s/	Signature of Manager

Name of Manager

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:
Attention:

Signature page to MMC Intercreditor Agreement

ERC as an Original Debtor and an Intra-Group Lender EXECUTED AS A DEED
By: ENERGY RESOURCES CORPORATION LLC

/s/	Signature of Director

Name of Director

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:
Attention:

Signature page to MMC Intercreditor Agreement

ERL as an Original Debtor and an Intra-Group Lender EXECUTED AS A DEED
By: ENERGY RESOURCES RAIL LLC

/s/	Signature of Manager

Name of Manager

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:
Attention:

Signature page to MMC Intercreditor Agreement

[Gobi Road as an Original Debtor and an Intra-Group Lender EXECUTED AS A DEED
By: GOBI ROAD

/s/	Signature of Director

Name of Director

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:
Attention:]

Signature page to MMC Intercreditor Agreement

TTA as an Original Debtor and an Intra-Group Lender EXECUTED AS A DEED
By: TAVAN TOLGOI AIRPORT LLC

/s/	Signature of Director

Name of Director

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:
Attention:

Signature page to MMC Intercreditor Agreement

United Power as an Original Debtor and an Intra-Group Lender EXECUTED AS A DEED
By: UNITED POWER LLC

/s/	Signature of Director

Name of Director

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:
Attention:

Signature page to MMC Intercreditor Agreement

Enrestechnology as an Original Debtor and an Intra-Group Lender EXECUTED AS A DEED
By: ENRESTECHNOLOGY LLC

/s/	Signature of Director

Name of Director

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:
Attention:

Signature page to MMC Intercreditor Agreement

UKWS as an Original Debtor and an Intra-Group Lender EXECUTED AS A DEED
By: UKHAA KHUDAG WATER SUPPLY LLC

/s/	Signature of Director

Name of Director

in the presence of

/s/	Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:

Fax:
Attention:

Signature page to MMC Intercreditor Agreement

The Shared Security Agent

MADISON PACIFIC TRUST LIMITED

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

Address:	1720, 17th Fl., Admiralty Centre, 18 Harcourt Road, Hong Kong

Fax: Email:	+852 2599 9501 agent@madisonpac.com
Attention:	David Naphtali

Signature page to MMC Intercreditor Agreement

The Senior Agent

MADISON PACIFIC TRUST LIMITED

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

Address:	1720, 17th Fl., Admiralty Centre, 18 Harcourt Road, Hong Kong

Fax:	+852 2599 9501

Email:	agent@madisonpac.com

Attention:	David Naphtali

Signature page to MMC Intercreditor Agreement

The Senior Security Agent

MADISON PACIFIC TRUST LIMITED

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

Address:	1720, 17th Fl., Admiralty Centre, 18 Harcourt Road, Hong Kong

Fax:	+852 2599 9501

Email	trustee@madisonpac.com

Attention:	David Naphtali

Signature page to MMC Intercreditor Agreement

The Senior Lenders

BNP PARIBAS

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

Address:

Fax:

Attention:

Address:

Fax:

Attention:

Signature page to MMC Intercreditor Agreement

The Senior Lenders

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

Address:

Fax:

Attention:

Address:

Fax:

Attention:

Signature page to MMC Intercreditor Agreement

The Senior Lenders

ICBC LONDON PLC

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

Address:

Fax:

Attention:

Address:

Fax:

Attention:

Signature page to MMC Intercreditor Agreement

The Bond Trustee

The Bank of New York Mellon

By:

Name: Title:

Address:	101 Barclay Street, New York, NY 10286, United States of America

Attention:	Corporate Trust – Energy Resources LLC

With a copy to:

Address:	The Bank of New York Mellon, Hong Kong Branch Level 24, Three Pacific Place 1 Queen’s Road East Hong Kong

Fax:	+852-2295 3283

Attention:	Corporate Trust – Energy Resources LLC

Signature page to MMC Intercreditor Agreement